UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

REGAL REXNORD CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Louis V. Pinkham Chief Executive Officer

Dear fellow Regal Rexnord shareholder,

I am pleased to invite you to our Annual Meeting of Shareholders, which will be held on Tuesday, April 23, 2024 at 8:00 a.m. local time in Rosemont Ballroom at the Chicago Marriott Suites O’Hare, located at 6155 N. River Road, Rosemont, Illinois 60018.

At this year’s meeting you will be asked to vote on the three proposals listed in the enclosed Notice of Annual Meeting. Please take the time to review the information on each of the proposals contained inside the Proxy Statement. The Board of Directors recommends that you vote FOR each of the proposals.

On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence. In 2023, Regal Rexnord delivered another year of very strong performance. Notably, we nearly doubled our adjusted Free Cash Flow versus the prior year to a record $683 million, and raised our Gross Margin by 110 basis points versus prior year, to 33.1%. We achieved these results despite challenging end market conditions and severe channel destocking activity.

During 2023, we also completed our highly-strategic acquisition of Altra Industrial Motion Corp. and reached an agreement to sell our non-core industrial motors and generators businesses for $400 million, a transaction on track to close in the first half of 2024. We exited 2023 with clear line of sight to our transformed, go-forward portfolio. In short, our 2023 actions accelerated our ongoing transformation into a faster-growing, higher-margin, more cash generative, and higher-return enterprise, which pressured our top line performance.

Last year over 95% of all eligible votes were cast by shareholders at the Annual Meeting, once again demonstrating the strong engagement and commitment of our shareholders to Regal Rexnord. I encourage you to cast your vote and to continue your support of Regal Rexnord. It is truly an exciting time at Regal Rexnord, and your engagement plays an integral role helping to guide and advance our journey to accelerating profitable growth.

On behalf of our Board of Directors and the entire Company, we thank you for your share ownership in Regal Rexnord and look forward to seeing you at the meeting.

Very truly yours,

2024 Proxy Statement •

To Be Held April 23, 2024 8:00 a.m. Central Daylight Time Place: 6155 N. River Road Rosemont, Illinois 60018	NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

IN PERSON Attend the annual meeting in Rosemont, Illinois.

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

To the Shareholders of Regal Rexnord Corporation:

You are hereby notified that the 2024 Annual Meeting of Shareholders of Regal Rexnord Corporation will be held in the Rosemont Ballroom at the Chicago Marriott Suites O’Hare, located at 6155 N. River Road, Rosemont, Illinois 60018, on Tuesday, April 23, 2024 at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect ten directors for terms expiring at the 2025 Annual Meeting of Shareholders.

2.	To consider a shareholder advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 1, 2024 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting of shareholders.

We are furnishing our proxy materials to our shareholders over the Internet. This process expedites the delivery of proxy materials, maintains convenient access to the proxy materials by our shareholders and provides clear instructions for receiving proxy materials and voting your shares. It is also friendly to the environment.

2024 Proxy Statement •

On March 13, 2024, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials. That Notice contains instructions on how to access our 2024 Proxy Statement and 2023 Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how our shareholders can (i) receive a paper copy of the Proxy Statement and Annual Report, if the shareholder received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive their Proxy Statement and Annual Report only over the Internet, if the shareholder received them by mail this year.

We hope that you will be able to attend the meeting in person, but if you are unable to do so, it is important that your shares are represented at the annual meeting of shareholders. You may vote your shares over the Internet at the website identified in the Notice of Internet Availability of Proxy Materials or via the toll-free telephone number identified in that Notice. If you received a paper copy of the proxy card by mail, then you may sign and date the proxy card and return it by mail in the envelope provided. The Notice of Internet Availability of Proxy Materials contains instructions for use of all three methods of voting. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors

REGAL REXNORD CORPORATION

Thomas E. Valentyn

Executive Vice President and Secretary

Milwaukee, Wisconsin

March 13, 2024

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PROXY SUMMARY

Our proxy statement contains information about the matters that will be voted on at our 2024 Annual Meeting of Shareholders and all adjournments or postponements thereof (the “Annual Meeting”) as well as other helpful information about Regal Rexnord Corporation (“we”, “our” or the “Company”). Below is an executive summary that highlights certain information contained elsewhere in this proxy statement. We encourage you to read the entire proxy statement and all accompanying materials, including our 2023 Annual Report, carefully before voting your shares.

Annual Meeting Information

Time and Date	Location	Record Date
8:00 a.m. CDT Tuesday, April 23, 2024	Rosemont Ballroom Chicago Marriott Suites O’Hare 6155 N. River Road Rosemont, Illinois 60018	March 1, 2024

Matters to be Voted on at the 2024 Annual Meeting

Proposal		Board Recommendation	For More Detail, See Page:
1.	Election of directors	FOR Each Nominee	13
2.	Non-binding, advisory vote to approve our named executive officers’ compensation	FOR	29
3.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	FOR	80

Board and Governance Highlights

Annual election of all directors

Majority voting for directors

All directors are independent except our Chief Executive Officer

Diverse board, with three female directors and two directors who are racially or ethnically diverse

All committees are composed entirely of independent directors

Annual board and committee evaluations, with cyclical individual director evaluations

Shareholders have right to call special meetings

Proxy access right granted to shareholders

No “poison pill”

Share ownership guidelines for directors and executives

Strong commitment to sustainability, tracking achievement of net-zero goals announced in 2022 and oversight from our Corporate Governance, Sustainability and Director Affairs Committee

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Director Nominees

						Committee Memberships
Directors / Occupation	Age	Director Since	Independent	Other Public Directorships	Audit	Compensation and Human Resources	Corporate Governance, Sustainability & Director Affairs
Jan A. Bertsch Former SVP and Chief Financial Officer, Owens-Illinois, Inc.	67	2019		2
Stephen M. Burt Managing Director, Duff & Phelps	59	2010		0
Anesa T. Chaibi Partner and Chief Transformation Officer, Coalesce Capital Management	57	2014		1
Theodore D. Crandall Former SVP and CFO, Rockwell Automation	68	2021		0
Michael P. Doss CEO, Graphic Packaging Holding Company	57	2022		0
Michael F. Hilton Former President and CEO, Nordson Corporation	69	2019		3
Louis V. Pinkham CEO, Regal Rexnord Corporation	52	2019		0
Rakesh Sachdev Former CEO, Platform Specialty Products Corporation (n/k/a Element Solutions Inc.)	68	2007		3
Curtis W. Stoelting Former CEO, Roadrunner Transportation Systems, Inc.	64	2005		0
Robin A. Walker-Lee Former EVP, General Counsel and Secretary, TRW Automotive Holdings Corp.	69	2021		1

Chairman of the Board.	Chair.

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Director Nominee Highlights

Diversity

Gender Identity*	Female		Male
	3		7
Demographic Information*
Caucasian / White		8
Middle Eastern / North African		1
Indian / South Asian		1
LGBTQ+		1

*Only categories that received an affirmative response to our diversity questionnaire are reflected here.

Skills and Experience

Range of Director Tenure

The balanced tenure of our Board of Directors provides us with both fresh perspectives and deep Company and industry knowledge.

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Executive Compensation

The compensation of our named executive officers (our “NEOs”) is structured so that their interests are aligned with the long-term interests of our shareholders. This core pay-for-performance philosophy is embedded in the design of our executive compensation program. Strong shareholder support of our approach was reflected in our 2023 “say on pay” advisory vote, with over 94% of votes cast in favor of our proposal.

Key Components of our NEOs’ 2023 Compensation Program

Base Salary: Our NEOs’ salaries reflect the scope of their responsibilities, experience and performance.

Annual Cash Incentive Plan: Short-term cash incentive with payouts ranging from 0% to 200% based on performance against key financial goals at both the total company and segment level.

Long-Term Incentive Award - 1/4 allocated to RSUs: Our RSUs vest ratably on the first, second and third anniversaries of the grant date.

Long-Term Incentive Award - 1/4 allocated to SARs: Our SARs vest ratably on the first, second and third anniversaries of the grant date.

Long-Term Incentive Award - 1/2 allocated to PSUs: Our PSUs have three-year cliff vesting. For 2023-2025 grants, PSUs are based on a total shareholder return metric, relative to our peer group.

The charts below show the approximate mix of base salary, annual cash incentive and equity grants we provided in 2023 to our Chief Executive Officer (our “CEO”) and our other NEOs. The portion of our CEO’s and other NEOs’ compensation that we consider to be at risk is also shown.

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PROXY STATEMENT

This proxy statement relates to the solicitation by the Company, on behalf of its Board of Directors (our “Board”), of your proxy to vote your shares of our Company’s common stock at the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials, and we are making available this proxy statement on March 13, 2024. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: What am I being asked to vote on?

A:	You are being asked to vote on:

•	The election of directors;
•	An advisory vote on the compensation of our NEOs as disclosed in this proxy statement; and
•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Q: Who can vote?

A:	Holders of our common stock as of the close of business on the record date, March 1, 2024, may vote at the Annual Meeting, either in person or by proxy. Each share of common stock is entitled to one vote.

Q: How do I vote?

A:	On March 13, 2024, we mailed our Notice of Internet Availability of Proxy Materials, which includes instructions for accessing this proxy statement and our 2023 Annual Report, as well as instructions for our shareholders to vote over the Internet, via a toll-free telephone number or by mail by signing, dating and returning a paper proxy card. You can vote in the following ways:

By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of common stock in one of the following ways:

•	by telephone;

•	by using the Internet; or

•	by completing and signing a proxy card and mailing it in time to be received by 5:00 p.m., Central Daylight Time, Friday, April 19, 2024, if you request to receive a paper copy of a proxy card.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on the Notice of Internet Availability of Proxy Materials.

If you mail your properly completed and signed proxy card to us, and we receive it by 5 p.m., Central Daylight Time, Friday, April 19, 2024, or vote by telephone or the Internet, then your shares of common stock will be voted according to the choices that you specify.

If you sign and mail your proxy card to us without making any choices, your proxy will be voted:

•	FOR the election of all persons nominated by our Board for election as directors;

•	FOR the approval of the compensation of our NEOs;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

Other than the election of directors, approval of the compensation of our NEOs and the ratification of the selection of our independent registered public accounting firm, we are not currently aware of any other matters that will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If a matter comes up for a vote at the Annual Meeting that is not included in the proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee, and you wish to vote at the Annual Meeting, then your broker, bank or other nominee will provide you with instructions for voting your shares.

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Q: May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time prior to your shares being voted by:

•	notifying our Secretary in writing that you are revoking your proxy;
•	giving another signed proxy that is dated after the date of the proxy that you wish to revoke;
•	using the telephone or Internet voting procedures; or
•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not revoke your proxy).

Q: Will my shares be voted if I do not provide my proxy?

A:	It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your name, then they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms or other nominees generally have the authority to vote customers’ uninstructed shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm may have the discretionary authority to vote your shares in connection with the ratification of our independent registered public accounting firm if you do not timely provide your proxy because this matter is considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.

However, if you have not provided directions to your broker, your broker will not be able to vote your shares with respect to the election of directors and the approval of the compensation of our NEOs.

We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

Q: What constitutes a quorum?

A:	As of the record date, March 1, 2024, 66,502,391 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or the Internet, then you will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE rules, does not have discretionary authority to vote on a proposal.

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Q: What vote is needed for these proposals to be adopted?

A:	Proposal 1—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting (assuming a quorum is present) and cast on this proposal is required to elect each director. Abstentions and broker non-votes will have no effect on the election of director nominees.

Proposal 2—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting (assuming a quorum is present) and cast on this proposal is required to approve the compensation of our NEOs. Because this vote is advisory, the results of the vote are not binding on our Board or our Compensation and Human Resources Committee. However, if there is a significant vote against the compensation of our NEOs, then our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will have no effect on this proposal.

Proposal 3—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting (assuming a quorum is present) and cast on this proposal is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have no effect on this proposal. See the Q&A, above, titled “Will my shares be voted if I do not provide my proxy?” regarding the effect broker non-votes will have on this proposal.

Q: Who conducts the proxy solicitation and how much will it cost?

A:	We are requesting your proxy for the Annual Meeting and will pay all costs of soliciting shareholder proxies. In addition to soliciting proxies by mail and through the Internet, we may request proxies personally and by telephone, fax or other means. We can use our directors, officers and regular employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses for forwarding solicitation materials to beneficial owners of our common stock.

Q: Are our Company’s proxy materials available on the Internet?

A:	Yes. Our Company’s proxy statement for the Annual Meeting and 2023 Annual Report to Shareholders are available at www.proxyvote.com.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is currently comprised of ten directors with the terms of each director expiring at the Annual Meeting. Our Board has nominated Jan A. Bertsch, Stephen M. Burt, Anesa T. Chaibi, Theodore D. Crandall, Michael P. Doss, Michael F. Hilton, Louis V. Pinkham, Rakesh Sachdev, Curtis W. Stoelting and Robin A. Walker-Lee, each of whom is currently serving as a director, for election at the Annual Meeting. We include background information on all the nominees below.

Upon election, the directors will hold office for a term expiring at the 2025 annual meeting of shareholders and until their successors have been duly elected and qualified. Our Board has established a retirement age of 72 within the Corporate Governance Guidelines and our Company’s Bylaws. Specifically, a director is expected to retire from our Board on the day and hour of the annual shareholders meeting next following his or her 72nd birthday. None of our director nominees has reached the mandatory retirement age of 72 as of the date of the Annual Meeting.

Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of our Board’s nominees for election as directors. Our Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by our Board.

Our Corporate Governance, Sustainability and Director Affairs Committee periodically reviews and recommends to our Board the qualities, skills and attributes desired in our directors to reflect the unique challenges facing, and business strategies of, our Company. The Corporate Governance, Sustainability and Director Affairs Committee reviews the qualities, skills and attributes of proposed nominees when it makes director nominee recommendations to our Board and compares them against the desired qualities, skills and attributes. Our Board reviews this information when considering proposed nominees.

Some of the business challenges and strategies we have identified, and the corresponding desired qualities, skills and attributes, are described in the following table.

Challenges/Strategies	Desired Qualities, Skills, Attributes
We are a global company with operations and customers around the world

•  Diversity of gender, race, ethnicity, nationality, cultural and/or professional experience

•  Significant international experience

•  Experience as a current or former chief executive officer or chief operating officer, or significant operations experience

We have grown substantially through acquisition, while we continue to pay down debt, future acquisitions are one component of our capital deployment strategy	• Business development/M&A experience • Knowledge of investment banking and/or capital markets
Our presence and sales in multiple global jurisdictions and across several business platforms results in a wide variety of transactions in many currencies	• Experience as a current or former chief financial officer • Expertise in matters of public accounting
We believe that good corporate governance will improve our operating performance and aligns with the interests of our shareholders	• Public company board experience • Knowledgeable in corporate governance • Knowledge of cybersecurity standards, practices and policies
Our industry has numerous unique challenges associated with manufacturing our products as well as conducting our business

•  Knowledge and experience in our industry

•  Current or prior experience with manufacturing, including supply chain management and lean principles

•  Experience with having responsibility for the profit and loss of a business/operation

One of the key elements of our strategy is to profitably grow organically by innovating our products around the themes of energy efficiency and disruptive technologies

•  Experience in driving growth with innovative products, systems or services

•  Entrepreneurial experience

•  Expertise in technology, engineering and information technology

•  Commercial expertise, including in sales and marketing and 80/20

•  Environmental/sustainability background

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Nominees for Election at the Annual Meeting

The following sets forth certain information, as of March 1, 2024, about each of our Board’s nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

Age: 67 Director since: 2019 INDEPENDENT Committees: • Audit	JAN A. BERTSCH

Experience:

Ms. Bertsch is retired and was most recently the Senior Vice President and Chief Financial Officer of Owens-Illinois, Inc., a packaging and glass container manufacturer, from 2015 to 2019. Prior to this role, Ms. Bertsch served as Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation from 2012 to 2015. Prior to that role, Ms. Bertsch served as Treasurer and then Vice President, Controller and Principal Accounting Officer at BorgWarner Inc., from 2009 to 2012. Ms. Bertsch also served as Corporate Treasurer and Chief Information Officer at Chrysler LLC and earlier in various roles of increasing responsibility in Finance and Treasury at Ford Motor Company. Ms. Bertsch has a B.S. in Finance from Wayne State University and an M.B.A. from Eastern Michigan University. Ms. Bertsch has been a director of BWX Technologies, Inc. since 2013, and became the independent chair of the BWX board in 2022. She has also been a director of Axalta Coating Systems since 2022 and served as a director of Meritor, Inc. from 2016 to 2022.

Qualifications:

•  CFO experience;

•  Expertise in matters of public accounting;

•  Extensive M&A experience;

•  Gender diversity;

•  Innovation/entrepreneurial experience;

•  Investment banking and capital markets expertise;

•  Shareholder/investor relations experience;

•  Experience in manufacturing;

•  Global experience;

•  Engineering/IT/technical expertise

•  Knowledge of cybersecurity standards, practices and processes;

•  Operating (P&L) experience;

•  Environmental/sustainability background; and

•  Corporate governance knowledge.

Age: 59 Director since: 2010 INDEPENDENT Committees: • Audit	STEPHEN M. BURT

Experience:

Mr. Burt is the Managing Director of Duff & Phelps, a provider of independent financial advisory and investment banking services. Mr. Burt is currently the leader of the firm’s Mergers and Acquisitions Advisory practice, as well as the President of Duff & Phelps Securities, LLC, a provider of merger and acquisition advisory services, and has been with the company since 1994. Mr. Burt has a B.S. in Finance from Indiana University and an M.B.A. in Finance from DePaul University. Mr. Burt serves on the Finance Advisory Board in the Driehaus College of Business at DePaul University and was previously an NACD Board Leadership Fellow.

	Qualifications: • Extensive M&A experience; • Investment banking and capital markets expertise; • Experience in our industry; • Global experience;	• Marketing expertise; • Operating (P&L) experience; • Corporate governance knowledge; and • Shareholder/investor relations experience.

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Age: 57 Director since: 2014 INDEPENDENT Committees: • Corporate Governance, Sustainability and Director Affairs Committee	ANESA T. CHAIBI

Experience:

Ms. Chaibi joined Coalesce Capital Management, a private equity firm focused on growth investments in the services sector, as Executive Board Member in April 2023, and has served as Partner and Chief Transformation Officer since September 2023. Previously, Ms. Chaibi served as the President and Chief Executive Officer of CoolSys, Inc., a market-leading refrigeration and HVAC service provider, from 2021 to February 2023. Prior to joining CoolSys, Ms. Chaibi served as an industry advisor in the Industrial and Business Services Group with Warburg Pincus, a leading global private equity firm focused on growth investing, from 2019 to 2021. Prior to that role, Ms. Chaibi was the Chief Executive Officer and a director of Optimas OE Solutions, LLC, a global provider of integrated supply chain solutions and engineering support, from 2016 to 2019. Previously, Ms. Chaibi served as President and Chief Executive Officer of HD Supply Facilities Maintenance, a division of HD Supply Holdings, Inc., an industrial supplier, from 2005 to 2015. Prior to this role, Ms. Chaibi held a variety of roles of increasing responsibility within several business units at General Electric from 1989 to 2005. Ms. Chaibi has a B.S. in Chemical Engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University. Additionally, Ms. Chaibi is an NACD Board Leadership Fellow. Ms. Chaibi has served as a director of Advanced Drainage Systems, Inc., a leading global manufacturer of stormwater and onsite septic wastewater management products and solutions, since 2020.

Qualifications:

•  CEO experience;

•  Industrial technology background;

•  Extensive M&A experience;

•  Gender and ethnic or racial diversity;

•  Innovation/entrepreneurial experience;

•  Experience in manufacturing;

•  Experience in our industry;

•  Shareholder/investor relations experience;

•  Global experience;

•  Engineering/IT/technical expertise;

•  Knowledge of cybersecurity standards, practices and processes;

•  Marketing expertise;

•  Operating (P&L) experience;

•  Investment banking and capital markets experience; and

•  Corporate governance knowledge.

Age: 68 Director since: 2021 INDEPENDENT Committees: • Audit (Chair)	THEODORE D. CRANDALL

Experience:

Mr. Crandall retired from Rockwell Automation, a leading global provider of industrial automation power, control and information solutions, in 2019. His most recent roles included Senior Vice President of the Control Products and Solutions segment from 2017 to 2019, and Senior Vice President and Chief Financial Officer of Rockwell Automation from 2007 to 2017. Prior to that Mr. Crandall served in a variety of executive roles in finance, manufacturing and logistics and general management for Rockwell Automation and Electronics Corporation of America, a company acquired by Rockwell Automation in 1986. Prior to joining our Board, Mr. Crandall served as a director of Zurn Elkay Water Solutions Corporation (formerly known as Rexnord Corporation) from 2015 to 2021. Mr. Crandall received a B.S. in Management Science and Economics and a Master’s degree in Industrial Administration from Carnegie-Mellon University.

	Qualifications: • CFO experience; • Expertise in matters of public accounting; • Corporate governance knowledge; • Operating (P&L) experience; • Global experience;	• Experience in manufacturing; • Engineering/IT/technical expertise; • Knowledge of cybersecurity standards, practices and processes; and • Industrial technology background.

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Age: 57 Director since: 2022 INDEPENDENT Committees: • Compensation and Human Resources	MICHAEL P. DOSS

Experience:

Mr. Doss has served as the President and Chief Executive Officer of Graphic Packaging Holding Company, a $9.4 billion public company that is a leader in the design and manufacturing of packaging for consumer products, since 2015. Prior to that role, Mr. Doss held roles of increasing complexity with Graphic Packaging from 1990 to 2015, including Chief Operating Officer (2013-2015), Executive Vice President, Commercial Operations (2012-2013), Senior Vice President, Consumer Packaging (2008-2012), Senior Vice President, Food and Consumer Products Packaging (2006-2008), Vice President, Operations, Universal Packaging (2003-2006), Director Web Systems, Universal Packaging (2000-2003), and Plant Manager (1990-2000). Mr. Doss served as a director of Sealed Air Corporation from 2020 to 2022, and is a member of the boards of directors for the American Forest & Paper Association, the Sustainable Forest Initiative, the Paper Recycling Coalition, the Atlanta Area Council of the Boy Scouts of America and the Atlanta Metro Chamber of Commerce. Mr. Doss has both a B.S. in Industrial Marketing and an M.B.A. from Western Michigan University.

Qualifications: • CEO experience; • Corporate governance knowledge; • Operating (P&L) experience; • Experience in manufacturing; • Marketing expertise; • Industrial technology background;

•  Innovation/entrepreneurial experience;

•  Extensive M&A experience;

•  Global experience;

•  Knowledge of cybersecurity standards, practices and processes; and

•  Environmental/sustainability background.

Age: 69 Director since: 2019 INDEPENDENT Committees: • Compensation and Human Resources (Chair)	MICHAEL F. HILTON

Experience:

Mr. Hilton is retired and most recently served as a director and the President and Chief Executive Officer of Nordson Corporation, an engineering and manufacturing company, from 2010 to 2019. Prior to that, Mr. Hilton served at Air Products and Chemicals, Inc., a manufacturer of industrial gases, beginning in 1976 in various roles of increasing responsibility, serving most recently as the Senior Vice President and General Manager, Electronics and Performance Materials, from 2007 to 2010. Mr. Hilton has both a B.S. in Chemical Engineering and an M.B.A. from Lehigh University. Mr. Hilton has served as a director of JELD-WEN Holding, Inc. since 2023, Lincoln Electric Holdings, Inc. since 2015, and Ryder System, Inc. since 2012.

Qualifications:

•  CEO experience;

•  Shareholder/investor relations experience;

•  Corporate governance knowledge;

•  Operating (P&L) experience;

•  Experience in manufacturing;

•  Engineering/IT/technical expertise;

• Marketing expertise; • Industrial technology background; • Global experience; • Innovation/entrepreneurial experience; and • Extensive M&A experience.

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Age: 52 Director since: 2019 Committees: • None	LOUIS V. PINKHAM

Experience:

Mr. Pinkham joined our Company in April 2019 as Chief Executive Officer. Prior to joining the Company, Mr. Pinkham was Senior Vice President of Crane Co., an industrial products manufacturer, from 2016 to 2019, and served in other leadership roles at Crane Co. from 2012 to 2016. Prior to joining Crane Co., Mr. Pinkham was Senior Vice President and General Manager of the Critical Power Solutions Division, Electrical Group at Eaton Corporation. From 2000 to 2012, he held successive and increasing roles of global responsibility at Eaton. Prior to joining Eaton, Mr. Pinkham held an Engineering and Quality Manager position at ITT Sherotec and a Process Design Engineer position with Molecular Biosystems, Inc. Mr. Pinkham serves as a member of the Board of Trustees for the University of Chicago Medical Center, the Museum of Science and Industry in Chicago and the Manufacturers Alliance for Productivity and Innovation (MAPI), and as a member of the Board of Governors for the National Electrical Manufacturers Association. Mr. Pinkham has a B.S. in Engineering from Duke University, an M.S. in Engineering Management from Northwestern University’s McCormick School of Engineering, and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

	Qualifications: • CEO experience; • Extensive M&A experience; • Industrial technology background; • Innovation/entrepreneurial experience; • Experience in manufacturing;	• Global experience; • Engineering/IT/technical expertise; • Operating (P&L) experience; and • Shareholder/investor relations experience.

Age: 68 Director since: 2007 INDEPENDENT CHAIRMAN Committees: • Compensation and Human Resources	RAKESH SACHDEV

Experience:

Mr. Sachdev most recently served as the interim Chief Executive Officer of Axalta Coating Systems, a S&P 400 company and a global supplier of paints and coatings to the automotive and industrial markets, from August 2022 until the end of 2022, after which he was appointed as the independent chairman of the Axalta board. Prior to that role, Mr. Sachdev served as the Chief Executive Officer of Platform Specialty Products Corporation (renamed Element Solutions Inc.), a global diversified producer of high-technology specialty chemicals; he served as the Chief Executive Officer from 2016 to 2019 and a director from 2016 to 2020. Prior to that role, Mr. Sachdev served as a director and the President and Chief Executive Officer of Sigma-Aldrich Corporation, a leading S&P 500 life science and technology company, from 2010 to 2015 and as the Vice President and Chief Financial Officer, from 2008 to 2010. Mr. Sachdev also served in various executive positions at Meritor, Inc., a global supplier of automotive systems and components, and Cummins Inc., a global engine and power systems manufacturer. Mr. Sachdev currently is a senior advisor at New Mountain Capital, a private equity firm. Mr. Sachdev has served as a director of Edgewell Personal Care Company since 2015, Herc Holdings since 2021, and Axalta Coating Systems since 2020. In the past, Mr. Sachdev served as a director of Avantor, Inc., from 2019 to 2021, a board member and Chair of the Federal Reserve Bank of St. Louis and as a member of the Board of Trustees of Washington University in St. Louis. Mr. Sachdev has a B.S. in Mechanical Engineering from the Indian Institute of Technology, Delhi, an M.S. in Mechanical Engineering from the University of Illinois, and an M.B.A. from Indiana University.

Qualifications:

•  CEO experience;

•  Extensive M&A experience;

•  CFO experience;

•  Expertise in matters of public accounting;

•  Ethnic or racial diversity;

•  Innovation/entrepreneurial experience;

•  Investment banking and capital markets expertise;

•  Experience in manufacturing;

•  Global experience;

•  Engineering/IT/technical expertise;

•  Operating (P&L) experience;

•  Corporate governance knowledge; and

•  Shareholder/investor relations experience.

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Age: 64 Director since: 2005 INDEPENDENT Committees: • Corporate Governance, Sustainability and Director Affairs	CURTIS W. STOELTING

Experience:

Mr. Stoelting most recently was a director and the Chief Executive Officer of Roadrunner Transportation Systems, Inc., a transportation and logistics service provider, from 2017 to 2020. Prior to that, Mr. Stoelting was the President and Chief Operating Officer of Roadrunner from 2016 to 2017. Prior to that role, Mr. Stoelting served as the Chief Executive Officer and a director of TOMY International (formerly RC2 Corporation), a designer, producer, and marketer of products for infants and toddlers, from 2003 to 2013. Prior to that role, Mr. Stoelting served in several leadership roles at RC2 from 1994 to 2003, including as the Chief Operating Officer and a director beginning in 2000. Mr. Stoelting has a B.A. in Accounting from the University of Illinois and is a Certified Public Accountant.

Qualifications:

•  CEO experience;

•  Extensive M&A experience;

•  CFO experience;

•  Expertise in matters of public accounting;

•  Investment banking and capital markets expertise;

•  Experience in manufacturing;

•  Innovation/entrepreneurial experience;

•  Engineering/IT/technical expertise;

•  Marketing expertise;

•  Operating (P&L) experience;

•  Global experience;

•  Corporate governance knowledge; and

•  Shareholder/investor relations experience.

Age: 69 Director since: 2021 INDEPENDENT Committees: • Corporate Governance, Sustainability and Director Affairs (Chair)	ROBIN A. WALKER-LEE

Experience:

Ms. Walker-Lee served as the Executive Vice President, General Counsel and Secretary of TRW Automotive Holdings Corp., a leader in automotive safety systems and one of the top financial performers in the industry, from 2010 to 2015. Prior to that role, she served as Assistant General Counsel of Operations for General Motors Company, together with its predecessor General Motors Corporation, “GM”, an automobile manufacturer, from 2009 to 2010, and as General Counsel and Vice President of Public Policy for GM — Latin America, Africa, and Middle East, from 2002 to 2008. She also had oversight responsibility for several high-profile corporate matters and served on special assignment to the General Counsel of GM during its bankruptcy restructuring. Prior to joining our Board, Ms. Walker-Lee served as a director of Zurn Water Solutions Corporation (formerly known as Rexnord Corporation) from 2015 to 2021 and has served on the EMCOR Group Board of Directors as Chair of the Nominating and Governance Committee since 2018. EMCOR Group is a global leader in mechanical and electrical construction, industrial and energy infrastructure, and facilities services to commercial, industrial, utility, and institutional customers. Ms. Walker-Lee has an undergraduate degree from University of Kansas and a Juris Doctorate degree from University of Michigan Law School.

	Qualifications: • Corporate governance knowledge; • Global experience; • Innovation/entrepreneurial experience;	• Experience in manufacturing; • Extensive M&A experience; and • Gender diversity.

OUR BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

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BOARD OF DIRECTORS

Corporate Governance Highlights

We believe good governance is one critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve our and our shareholders’ long-term interests, as well as enable solid risk management and our performance-based focus. The following table summarizes certain highlights of our corporate governance practices and policies:

Annual election of all directors	Cyclical individual director evaluations
Majority voting for directors	Right of shareholders to call special meetings
Three members of our Board are female	No “poison pill”
Two members of our Board are racially or ethnically diverse	Share ownership guidelines for directors and executives
All standing committees are composed entirely of independent directors	Commitment to sustainability
Annual Board and Committee evaluations	Proxy access right granted to shareholders

Corporate Governance and Independent Directors

Our Board has in effect Corporate Governance Guidelines that, in conjunction with our Board committee charters, establish processes and procedures to help ensure effective and responsive governance by our Board. The Corporate Governance Guidelines are available, free of charge, on our website at www.regalrexnord.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

The Corporate Governance Guidelines provide that a majority of the members of our Board must be independent directors under the listing standards of the NYSE. Our Board has adopted certain categorical standards of director independence to assist it in making determinations of director independence and which are contained in the Corporate Governance Guidelines.

Based on these standards, our Board affirmatively determined by resolution that each of Ms. Bertsch, Mr. Burt, Ms. Chaibi, Mr. Crandall, Mr. Doss, Mr. Hilton, Mr. Sachdev, Mr. Stoelting and Ms. Walker-Lee, has no material relationship with our Company, and, therefore, each is independent in accordance with the NYSE listing standards and with the categorical standards of director independence adopted by our Board. Our Board regularly reviews the continuing independence of the directors.

Code of Business Conduct and Ethics

Our Board has adopted the Regal Rexnord Corporation Code of Business Conduct and Ethics (the “Code”), which applies to our directors, officers and associates. The Code is available, free of charge, on our website at www.regalrexnord.com.

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Board Leadership Structure

Our Board does not maintain a policy on whether the roles of CEO and Chairman of the Board (“Chairman”) should be separate. Our Board reserves the right to vest the responsibilities of the CEO and Chairman in different individuals or in the same individual if, in our Board’s judgment, a combined CEO and Chairman position is in the best interest of our Company. Currently, the two leadership positions are not combined.

Mr. Sachdev has served as the Chairman since the 2019 annual meeting of shareholders. Mr. Pinkham, as CEO, works closely with his fellow directors and the Chairman, while continuing to lead the Company in the CEO role.

In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, our Board will designate a Presiding Director from among the independent directors. The position of the Presiding Director, when such position is applicable, rotates periodically among the non-employee directors as determined by our Board upon the recommendation of the Corporate Governance, Sustainability and Director Affairs Committee. The Presiding Director is an independent and empowered director who is appointed by the independent directors and who works closely with the Chairman. The Corporate Governance Guidelines outline the role and responsibilities of the Chairman/Presiding Director.

Oversight of Risk Management

Our full Board is responsible for the oversight of our Company’s operational and strategic risk management processes. Our Board believes that oversight of risk management belongs at the full Board level rather than with any one particular committee, primarily because of the importance of understanding and mitigating risk to the overall success of our Company. As part of its risk management responsibilities, our full Board provides oversight of the Company’s management and mitigation of cybersecurity risks.

In furtherance of our Board’s risk management oversight goals, the Company convenes a Risk Committee comprised of key functional and business leaders. Among other members, the Risk Committee includes our Chief Information Security Officer, our Director of Global Risk and Property Management, our Vice President, Internal Audit, and our Vice President, Environmental, Health and Safety to ensure a strong focus on cybersecurity, business continuity, and enterprise risks. The Risk Committee’s members are charged with, among other things, identifying and assessing significant risk areas, as well as working with executive leadership and their teams to develop and execute plans, responses or mitigation strategies to address significant risks that could otherwise negatively impact our ability to achieve our objectives.

To gather information about our enterprise risk, the Risk Committee identifies primary areas that generate enterprise risk for our Company, and then distributes a survey to a group of our top leaders. The survey produces a risk priority number (RPN) for each risk area, which is used to generate a heat map that reflects the relative impact and likelihood of each risk area. Based on feedback from our CEO, Audit Committee and Board, the Risk Committee prioritizes developing mitigation strategies to address the highest-risk items identified by the survey and heat map analysis.

The Risk Committee periodically summarizes its activities and findings (including the results of its survey and heat map analysis) directly to our CEO, as well as the Audit Committee and our full Board. The Risk Committee’s work is also used by our management team as part of our disclosure controls and procedures to ensure that information regarding material risks applicable to our Company are appropriately disclosed in our public filings.

While our Board maintains responsibility for oversight of all areas of risk management, it relies on our Audit Committee to address significant financial risk exposures facing our Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. Our Board also relies on our Compensation and Human Resources Committee to address significant risk exposures facing our Company with respect to compensation programs and incentives, and on our Corporate Governance, Sustainability and Director Affairs Committee to address any significant risk exposures facing our Company with respect to environmental, social and governance (ESG) matters applicable to the Company, in each case with appropriate reporting of these risks to be made to the full Board. Our Board’s role in our Company’s risk oversight has not affected our leadership structure.

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Executive Sessions

Our Board holds at least four regularly scheduled meetings per year at which the independent directors meet in executive session without members of management or other (non-independent) directors present. The non-employee directors may also meet without management present at such other times as they determine appropriate.

Communications with our Board

Shareholders and other interested parties may communicate with the full Board, the Chairman, non-management directors as a group, or individual directors by delivering a written communication to Regal Rexnord Corporation, Attention: Board of Directors, 111 W. Michigan Street, Milwaukee, Wisconsin 53203, or by sending an e-mail communication to board.inquiry@regalrexnord.com. The communications should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact and should specify the subject matter of the communication. Our Company’s Secretary will deliver appropriate communication directly to the director or directors to whom it is addressed. The Secretary will generally not forward to the director or directors communication that he determines to be primarily commercial in nature or concerns our day-to-day business activities, or that requests general information about our Company.

Concerns about accounting or auditing matters or possible violations of the Code should be reported pursuant to the procedures outlined in the Code, which is available on our website at www.regalrexnord.com.

Committees

We have three standing committees of our Board: Audit Committee, Compensation and Human Resources Committee, and Corporate Governance, Sustainability and Director Affairs Committee. Ad hoc committees are created for specific purposes from time to time. Each committee is appointed by and reports to our Board. Our Board has adopted, and may amend from time to time, a written charter for each of the standing committees. Copies of each of these charters are available free of charge on our website at www.regalrexnord.com.

Audit Committee

The Audit Committee consists of Mr. Crandall (Chairperson), Ms. Bertsch and Mr. Burt. Each of the members of the committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). Our Board determined that each of Mr. Crandall, Ms. Bertsch and Mr. Burt qualify as an “audit committee financial expert” as defined in SEC rules and meets the expertise requirements for audit committee members under the NYSE listing standards. The principal functions performed by the Audit Committee, which met five times in 2023, are to assist our Board in monitoring:

•	the overall quality of our Company’s financial statements and financial reporting;
•	our independent registered public accounting firm’s qualifications and independence;
•	our accounting controls and policies;
•	the performance of our internal audit function and independent registered public accounting firm; and
•	our compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint, retain, compensate and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The Audit Committee has presented to shareholders for ratification at the Annual Meeting its selection of our independent registered public accounting firm for 2024. See “Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024.”

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Compensation and Human Resources Committee

The Compensation and Human Resources Committee consists of Mr. Hilton (Chairperson), Mr. Doss and Mr. Sachdev. Each of the members of the Compensation and Human Resources Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation and Human Resources Committee, which met four times in 2023, are to:

•	help develop our overall compensation philosophy;
•	administer our incentive compensation plans (including our equity incentive plans);
•	determine and approve the compensation of the CEO and the other executive officers;
•	review and monitor succession and leadership development planning; and
•	review, formulate, recommend and administer short- and long-range compensation programs for the executive officers and key employees.

A more complete description of our Compensation and Human Resources Committee’s practices can be found in the Compensation Discussion and Analysis section of this proxy statement.

The Compensation and Human Resources Committee from time to time uses independent compensation consultants to assist the committee in the performance of its responsibilities. As part of its evaluation of potential compensation consultants, the committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards. After selecting an independent compensation consultant, the committee periodically meets with that consultant throughout the year at such times as the committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation. The committee selected Meridian Compensation Partners to serve as its independent compensation consultant in 2023.

Corporate Governance, Sustainability and Director Affairs Committee

The Corporate Governance, Sustainability and Director Affairs Committee currently consists of Ms. Walker-Lee (Chairperson), Ms. Chaibi and Mr. Stoelting. Each of the members of the Corporate Governance, Sustainability and Director Affairs Committee is independent as defined by the NYSE listing standards. The principal functions of the Corporate Governance, Sustainability and Director Affairs Committee, which met five times in 2023, are to:

•	develop and recommend to our Board a set of corporate governance principles applicable to our Company, including matters of Board organization, membership, compensation, independence and function, and committee structure and membership;
•	take a leadership role in shaping our corporate governance;
•	oversee ESG matters applicable to the Company and periodically review the Company’s policies, governance structures, initiatives, strategies, disclosures and engagement with shareholders and other key stakeholders related to ESG matters;
•	identify directors qualified to serve on the committees established by our Board;
•	recommend to our Board the members and the chairperson for each committee to be filled by our Board; and
•	identify individuals qualified to become directors (consistent with the criteria approved by our Board) and to recommend candidates for all directorships to be filled by our Board or by our shareholders.

In January 2022, the Corporate Governance, Sustainability and Director Affairs Committee assumed responsibility for day-to-day oversight of ESG matters applicable to the Company, as part of the Company’s continued focus on improving its governance and oversight of sustainability matters. As part of the Corporate Governance, Sustainability and Director Affairs Committee’s additional focus on ESG matters, our management team provides a quarterly ESG-focused report to the committee.

Ad Hoc Transaction Committee

In March 2022, our Board formed a Transaction Committee, comprised of Mr. Sachdev (Chairperson), Ms. Bertsch, Mr. Burt, and Mr. Hilton to assist the Board in the significant work of evaluating and making recommendations with respect to our acquisition of Altra Industrial Motion Corp. (“Altra”). In 2023, the Transaction Committee met once and was then dissolved effective April 2023.

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Nominations of Directors

Our Company’s Amended and Restated Bylaws have featured proxy access since 2017. Proxy access is provided to a shareholder, or a group of up to 20 shareholders, owning at least 3% of our Company’s outstanding common stock continuously for at least three years. Eligible shareholders are permitted to nominate up to 20% of the total number of directors, rounded down to the nearest whole number (but not less than two), provided that the shareholders and nominees satisfy the requirements specified in the bylaws. Nominating shareholders are required to satisfy certain informational and procedural requirements, including (i) that such shareholders do not have an intent or objective to influence or change control of our Company and (ii) that their nominees will not have entered into any agreements as to how they will vote or act on different matters. Under the bylaws, we must receive notice of a shareholder’s director nomination for the 2025 annual meeting of shareholders pursuant to the proxy access bylaw provision no sooner than October 14, 2024 and no later than November 13, 2024. If the notice is received outside that time frame, then we are not required to include the nominees in our proxy materials for the 2025 annual meeting of shareholders.

The Corporate Governance, Sustainability and Director Affairs Committee will also consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines under the heading “The Corporate Governance, Sustainability and Director Affairs Committee will only review recommendations for director nominees from any shareholder or group of shareholders beneficially owning in the aggregate at least 5% of the issued and outstanding shares of our common stock for at least one year as of the date that the recommendation is made. Recommendations with respect to the 2025 annual meeting of shareholders must be submitted by November 13, 2024 for the recommendation to be considered by the Corporate Governance, Sustainability and Director Affairs Committee.

In identifying and evaluating nominees for director, the Corporate Governance, Sustainability and Director Affairs Committee believes that all directors should be financially literate and must be committed to understanding our Company and its industry, and must also possess the highest personal and professional ethics, integrity and values, and commitment to representing the long-term interest of the shareholders. Directors must also possess a diverse set of skills and experience with a background in areas that are relevant to our activities. Directors should also be inquisitive and have an objective perspective, practical wisdom and mature judgment. Directors must be willing and able to devote whatever time is necessary to carry out their duties and responsibilities effectively. Directors will not be nominated unless they are willing to serve for an extended period of time.

While the Corporate Governance, Sustainability and Director Affairs Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity of viewpoint, background, industry knowledge and perspectives, as well as ethnic and gender diversity, as part of its overall evaluation of candidates for director nominees. Specifically, our criteria for director nominees, included as Appendix A to our Corporate Governance Guidelines, provide that directors should be selected so that our Board is composed of qualified individuals who reflect diversity of background, perspective, gender, race and ethnicity.

For a timely recommendation submitted by a shareholder to be considered by the Corporate Governance, Sustainability and Director Affairs Committee, the candidate recommended by a shareholder must be “independent” as defined in the NYSE independence standards and SEC regulations, and meet the minimum expectations for a director set forth in our Company’s Corporate Governance Guidelines. The Corporate Governance, Sustainability and Director Affairs Committee will have sole discretion whether to nominate an individual recommended by a shareholder. As to any candidate identified by the Corporate Governance, Sustainability and Director Affairs Committee to become a nominee, the candidate must possess the requisite qualifications, although the Corporate Governance, Sustainability and Director Affairs Committee need not require such nominee to be independent. Nevertheless, we strive to have all directors, other than those directors who are current or former members of our management, be independent as defined by the NYSE independence standards and SEC regulations.

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Sustainability

We believe that positive ESG-related business practices strengthen our Company, increase our connection with our stakeholders and help us better serve our customers and the communities in which we operate. We are on an exciting ESG journey with tremendous opportunities to create a better tomorrow. In our view, sustainability goes beyond compliance, extending to other areas, including associate health and safety, environmental impact, anti-corruption and trade compliance, responsible sourcing, human rights, labor practices and diversity, engagement and inclusion.

We have committed to setting both science-based near-term emissions reduction targets, and net-zero targets. In 2022, we announced our commitment to achieve Scope 1 and Scope 2 carbon emission neutrality by 2032, and Scope 3 carbon emission neutrality by 2050, and the establishment of science-based targets to reduce carbon emissions from our operations.  Our focus has been on improving our environmental data reporting and accuracy, outlining a strategy to achieve our environmental impact goals, defining the relevant metrics to track our progress, and establishing a robust governance structure to help drive accountability.

Our Sustainability Report is available on our website at sustainability.regalrexnord.com. As discussed above, although our full Board is still ultimately responsible for the oversight of our sustainable business practices and related risks and opportunities, the Corporate Governance, Sustainability and Director Affairs Committee is responsible for oversight of our continuing ESG journey. Our Sustainability Report is not incorporated by reference herein.

Ways we have further demonstrated our commitment to sustainability to include:

•	As we continue work to finalize green house gas emissions results for 2023, initial data indicates we are trending toward a 15% reduction in Scope 1 and 2 total green house gas emissions, aligned to our 10% reduction target on an absolute basis. On a sales adjusted basis, our green house gas emissions is trending toward a 10% reduction, year over year.
•	Our growth strategy is aligned with developing environmentally-friendly solutions for our customers, including innovative products that reduce energy consumption, water usage, sound levels, and workplace injuries. As part of our mid-term strategic planning process, our business teams are required to outline opportunities to address rising demand for more energy-efficient products, and to specify what they are doing to improve the environmental friendliness of our manufacturing operations.
•	We have introduced, and are committed to continue introducing, more energy-efficient products. Energy-efficiency must now be a factor when considering all new product development. A recent example is our HILO MAXX subsystem which includes a high-efficiency motor and an integrated fan pack system for OEM and aftermarket applications in the commercial refrigeration and general industrial end markets. The HILO MAXX provides 70% system efficiency for certain popular configurations. Offering market-leading energy efficiency and versatility, this helps customers meet increasingly stringent regulatory standards for low-GWP refrigerants.
•	Going forward, we will focus on executing a robust pipeline of new products and leveraging the scale and scope of our Industrial Powertrain Solutions operating segment to better serve our customers. We will continue to gain traction with our strategic initiatives to sell multiples of our components as integrated sub-systems, with a value proposition defined by increased reliability, energy-efficiency and higher performance. By engineering powertrain components to work better as an integrated sub-system, we believe significant performance and efficiency gains can be realized.
•	Our formal environmental, health, safety and sustainability program, called our Compliance Citizenship Review, helps us to systematically decrease our footprint, and we assess progress at each of our sites annually. In 2022, we began rolling out a Sustainability Champion program to ensure even stronger local ownership over environmental efficiency efforts. Each of our sites will have a Sustainability Champion, who will leverage Regal Rexnord Business System tools to drive measurable sustainability improvements at their facility. In 2023, 132 associates across the Americas, Europe and China Pacific Regions attended a 2-day sustainability workshop where they learned how to conduct energy audits and implement energy savings projects. Since the first workshop in 2022, 165 energy savings projects have been entered into our tracking database, translating into approximately 25,500 megawatt hours of energy savings.
•	In July 2023, our Automation and Motion Control Aerospace division took occupancy of a state-of-the-art, 125,000-square-foot facility in Chihuahua, Mexico, which includes a solar power system that generates approximately 83,000 kWh of electricity per month.

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•	We contribute to the communities where we live and work by supporting local charitable organizations and contributing a significant number of volunteer hours. In 2023, the Company and the Regal Rexnord Charitable Foundation allocated $1.2 million to support charitable organizations in the communities where our associates live and work globally. Disbursement of the remainder of the 2023 charitable commitment is ongoing. The amount we contributed internationally in 2023 (predominately in Mexico, given the high concentration of Regal Rexnord associates there) represented approximately 32% of our overall contributions.
•	We foster a strong corporate culture that centers around our Regal Rexnord Values and promotes the highest standards of ethics and compliance for our business, including the Code that sets forth principles to guide the conduct of our directors, officers and employees.
•	We maintain an Integrity Alert Line whereby suspected violations of the Code can be reported via phone or the web on a confidential basis and are investigated.
•	We have a strong internal audit function that tests key processes and controls that could be considered significant risks to the Company.
•	We are committed to continually improving workplace safety through our “zero harm” expectation, and report year-over-year total recordable incident rates (TRIR) and days away, restricted or transferred (DART) rates in our annual Sustainability Report.
•	We endeavor to manage cybersecurity risks through a comprehensive and multidisciplinary approach that emphasizes confidentiality, security, and availability of our information by deploying processes to support identification of cybersecurity threats and using tools for prevention and mitigation of cybersecurity incidents. The Company’s cybersecurity policies and standards are fully integrated into our overall risk management process and were created based upon recognized applicable industry standards.
•	We invest in training and continuous improvement activities through the Regal Rexnord Business System to enable our safety programs and drive improvements in safety, quality, delivery, cost, growth and sustainability. The Regal Rexnord Business System drives the achievement of company-wide goals through facilitated and effective goal alignment, collaborative problem-solving, and sharing of best practices, tools, skills and expertise.
•	We have global anti-corruption and third-party engagement policies and conduct regular audits and assessments of our business partners to ensure that they meet Regal Rexnord’s regulatory and materials compliance standards.
•	We are an equal opportunity employer, emphasizing inclusion and committed to maintaining a workplace free of harassment and discrimination.
•	We are determined to establish and maintain a work environment that allows all associates to feel valued for their unique backgrounds, perspectives, and experiences, while also having a strong sense of belonging as a member of our team.
•	We strive to create diverse, equitable and inclusive workplaces where all Regal Rexnord associates have the opportunity to achieve their full potential. We believe that a diverse workforce drives innovation and growth through more effective problem-solving. To fortify our efforts, we are building a more robust team, including the addition of the Director of DEI and supporting infrastructure to enhance our global DEI strategy and deployment of best practices.
•	We are committed to monitoring the diversity of our global workforce and supporting efforts to increase and sustain a diverse workforce. Standing behind this commitment, we have made progress diversifying our workforce population through increases in racial diversity among U.S. associates and women globally. We continue to report year-over-year changes in our annual Sustainability Report.

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Policies and Procedures Regarding Related Person Transactions

Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, nominees for director or a person who has a greater than 5% beneficial ownership, and any of their immediate family members, as well as any entity in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and
•	a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, the director, executive officer, nominee or beneficial owner who is an immediate family member of a related person, or a business unit or function/department leader of our Company responsible for a proposed related person transaction must notify our General Counsel of certain information relating to proposed related person transactions. If our General Counsel determines that a proposed transaction is a related person transaction subject to the policy, then he will submit the transaction to the Corporate Governance, Sustainability and Director Affairs Committee for consideration at the next committee meeting or, if expedited consideration is required, to the committee chairperson. The committee or chairperson, as applicable, will consider all the relevant facts and circumstances available regarding the proposed related person transaction and will approve only those related person transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders. The chairperson is required to report to the committee at the next committee meeting any approval granted under the policy.

The policy also provides for ongoing review by the General Counsel of any amounts paid or payable to, or received or receivable from, any related person. Additionally, at least annually, the Corporate Governance, Sustainability and Director Affairs Committee is required to review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $60,000. Based on all relevant facts and circumstances, the committee will determine if it is in the best interests of our Company and our shareholders to continue, modify or terminate the related person transaction.

If any of our CEO, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved under the policy, then the transaction must be disclosed to the Corporate Governance, Sustainability and Director Affairs Committee or its chairperson. The committee or the chairperson must then determine whether to amend or terminate the related person transaction, or take any other appropriate action. If the related person transaction is complete, then the committee or its chairperson will evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

In 2023, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance, Sustainability and Director Affairs Committee under the policy.

Meetings and Attendance

Our Board held ten meetings in 2023. Each director attended at least 75% of the aggregate of (a) the total number of meetings of our Board and (b) the total number of meetings held by all committees of our Board on which the director served during 2023, in each case during the period in which the director was serving on our Board or the applicable committee.

Members of our Company’s senior executive management who are not members of our Board participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of our Board. They also support the work of the committees in liaison roles. Other Company leaders are invited to present information and interact directly with the directors as the Board deems necessary or desirable.

Directors are expected to attend our annual meeting of shareholders each year.

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STOCK OWNERSHIP

Management

The following table sets forth information, as of March 1, 2024, regarding beneficial ownership of our common stock by each director and nominee, each of our current NEOs as set forth in the Summary Compensation Table, and all the directors and current executive officers as a group. As of March 1, 2024, no director or executive officer beneficially owned one percent or more of our common stock. On that date, the current directors and executive officers as a group beneficially owned less than one percent of our common stock. Except as otherwise indicated in the footnotes, all the persons listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Restricted Stock Units(3)
Jan A. Bertsch	5,176	1,245
Stephen M. Burt	21,731	1,245
Anesa T. Chaibi	13,033	1,245
Theodore D. Crandall	4,962	1,245
Michael P. Doss	286	1,245
Michael F. Hilton	4,618	1,245
Jerry R. Morton	40,421	4,242
Louis V. Pinkham	239,416	20,841
Robert J. Rehard	83,572	5,855
Rakesh Sachdev	23,731	1,245
Curtis W. Stoelting	32,933	1,245
Thomas E. Valentyn	31,496	1,596
Robin A. Walker-Lee	3,513	1,245
Kevin J. Zaba	23,388	4,439
All current directors and executive officers as a group (17 persons)	546,788	57,310

(1)	Includes shares subject to currently exercisable rights to acquire common stock and options exercisable within 60 days of March 1, 2024 as follows: Mr. Morton, 25,676 shares, Mr. Pinkham, 157,584 shares, Mr. Rehard, 58,051 shares, Mr. Valentyn, 4,680 shares, and Mr. Zaba 30,696 shares; and all current directors and executive officers as a group, 288,670 shares
(2)	The amount shown for Mr. Stoelting includes 9,202 shares held in the Stoelting Family Trust dated February 15, 2023 over which Mr. Stoelting retains sole voting and investment power during his lifetime.
(3)	This column includes shares of restricted stock or restricted stock units that are subject to forfeiture until they vest on either the first, second, or the third anniversary of the date of grant pursuant to the terms of the applicable vesting schedule.

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Other Beneficial Owners

The following table sets forth information, as of December 31, 2023 or otherwise, as noted, regarding beneficial ownership by the only persons known to us to own more than 5% of our outstanding common stock. The beneficial ownership information set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	0	22,768	6,703,090	85,504	6,788,594	10.23
FMR LLC(2) 245 Summer Street Boston, MA 02210	5,850,026	0	6,654,530	0	6,654,530	10.029
Capital World Investors(3) 333 South Hope Street 55th Floor Los Angeles, CA 90071	6,346,681	0	6,355,769	0	6,355,769	9.6
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	5,468,538	0	5,721,087	0	5,721,087	8.6
Massachusetts Financial Services Company(5) 111 Huntington Avenue Boston, MA 02199	3,014,480	0	3,523,578	0	3,523,578	5.3

(1)	This information is based on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024, which relates to beneficial ownership as of December 29, 2023.
(2)	This information is based on a Schedule 13G/A filed with the SEC by FMR LLC on February 8, 2024, which relates to beneficial ownership as of December 29, 2023 and which states that all shares are beneficially owned by FMR LLC, a parent holding company, and on behalf of its wholly owned subsidiaries (i) FIAM LLC IA; (ii) Fidelity Diversifying Solutions LLC IA; (iii) Fidelity Institutional Asset Management Trust Company BK; (iv) Fidelity Management & Research Company LLC IA; (v) Fidelity Management Trust Company BK; and (vi) Strategic Advisers LLC IA and by Abigail P. Johnson, who is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Abigail P. Johnson has sole investment power over 6,654,530 shares.
(3)	This information is based on a Schedule 13G/A filed with the SEC by Capital World Investors on February 7, 2024, which relates to beneficial ownership as of December 29, 2023.
(4)	This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 25, 2024, which states that all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries (i) BlackRock Life Limited; (ii) BlackRock Advisors, LLC; (iii) Aperio Group, LLC; (iv) BlackRock (Netherlands) B.V.; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Asset Management Ireland Limited; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Asset Management Schweiz AG; (ix) BlackRock Investment Management, LLC; (x) BlackRock Investment Management (UK) Limited; (xi) BlackRock Asset Management Canada Limited; (xii) BlackRock Investment Management (Australia) Limited; (xiii) BlackRock Advisors (UK) Limited; (xiv) BlackRock Fund Advisors; and, (xv) BlackRock Fund Managers Ltd.
(5)	This information is based on a Schedule 13G/A filed with the SEC by Massachusetts Financial Services Company on February 9, 2024, which relates to beneficial ownership as of December 29, 2023.

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PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote of our shareholders on the compensation of our NEOs, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board recommends that you vote in favor of a resolution approving the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this proxy statement on pages 53 to 75. Since the vote is advisory in nature, the results will not be binding on our Board or our Compensation and Human Resources Committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. We intend to hold our next advisory vote on the compensation of our NEOs at our annual meeting in 2025.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS	30
Our Named Executive Officers	30
Executive Compensation Philosophy	31
Setting Executive Compensation	35
The Elements of Total Compensation	38
Executive Stock Ownership Requirements	50
Policy Against Hedging and Pledging Transactions	49
Employment Agreements and Severance and Change in Control Benefits	51
Tax Considerations	51

Our Named Executive Officers

This Compensation Discussion and Analysis provides detailed information about our compensation programs for our NEOs for fiscal 2023. Our NEOs for fiscal 2023 were:

LOUIS V. PINKHAM Chief Executive Officer	ROBERT J. REHARD Executive Vice President, Chief Financial Officer	JERRALD R. MORTON Executive Vice President & President, Industrial Powertrain Solutions segment	THOMAS E. VALENTYN Executive Vice President and Secretary (retiring in first half of 2024; transitioned General Counsel role on March 11, 2024)	KEVIN J. ZABA Executive Vice President & President, Automation and Motion Control segment

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Executive Compensation Philosophy

Overview

We have designed our executive compensation programs to attract, motivate, and retain a team of highly qualified executives who will execute our overall strategy, achieve our business objectives, and drive innovation. We believe that the compensation of our NEOs should be structured so that their interests are aligned with the long-term interests of our stakeholders. As such, our program encourages executives to achieve our short-term and long-term goals by offering “at risk” compensation, the value of which is ultimately determined by future performance, without creating undue risk-taking behavior nor overly emphasizing short-term performance at the expense of sustained long-term value creation. This core pay-for-performance philosophy is embedded in the design of our executive compensation program.

In order to attract, motivate and retain talented executives, we believe we should offer overall compensation levels that are competitive in the marketplace. As a result, we set total target direct compensation levels that are competitive with a peer group of other global corporations of similar size, value, and complexity.

Consistent with our pay-for-performance philosophy, we believe our NEOs should have the opportunity to earn above-market total target direct compensation if the Company performs well, but that they should earn below-market total target direct compensation if it does not.

Role of “say on pay” in our philosophy and in determining compensation

Each year we and the Compensation and Human Resources Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the “Committee”) evaluate the results of our shareholders’ non-binding vote on our NEOs’ compensation (the “say on pay” vote) and consider other shareholder inputs to determine whether our shareholders believe we need to change our compensation philosophy or practices. Most recently, in April 2023, our shareholders supported our NEOs’ compensation with more than 94% of votes cast in favor. Consistent with this strong vote of shareholder approval, we took care to retain all key elements of our continuing commitment to pay for performance.

Key compensation policies and practices

What We Do	What We Do NOT Do
Pay for Performance	No Agreements With Gross-Ups for Taxes
Balance Long-Term and Short-Term Incentives	No “Single Trigger” Severance Agreements
Use Multiple Performance Metrics, Including a Relative Metric, for Incentive Compensation	No Repricing of Options
Benchmark Compensation Against an Appropriate Peer Group	No Guaranteed Bonuses or Salary Increases
Maintain a Compensation Recovery (Clawback) Policy
Monitor for Risk-Taking Incentives
Maintain Stock Ownership Requirements
Prohibit Hedging, Pledging and the Like
Limit Perquisites
Engage an Independent Compensation Consultant
Hold Executive Sessions at Each Committee Meeting

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Alignment of our NEOs’ 2023 compensation with financial performance

We believe our executive compensation in fiscal 2023 aligned well with the objectives of our compensation philosophy and with our corporate performance, taking into account adjustments to accommodate the Altra acquisition as noted below. Despite significant headwinds related to channel destocking, in addition to ongoing supply chain disruptions and inflationary pressures during fiscal 2023, the Company achieved several key financial performance milestones in fiscal 2023, including:

-Revenue: Our reported sales were up 19.8% and, on an organic basis, down 8% — both versus prior year.

-Adjusted EBITDA Margin – 20.9%, down 40 basis points versus prior year.

-Adjusted Free Cash Flow: $683.1 million, above guidance expectations.

-Adjusted Diluted Earnings Per Share: $9.15, down 14.9% versus prior year.

-Capital deployment: We continued our practice of paying a dividend every quarter — something we have done without interruption since January 1961.

These operating results and the other factors described below under “Annual Cash Incentives” led our Committee to approve annual cash incentives under our Incentive Compensation Plan (“ICP”) at 113.5% of target for fiscal 2023 for the portion of our NEOs’ annual cash incentives that is attributable to total Company performance.

Our NEOs who are corporate officers, Mr. Pinkham, Mr. Rehard and Mr. Valentyn, have their annual cash incentives based 90% on total Company performance measures and based 10% on a policy deployment metric that consists of a weighted average of operating segments’ performance against segment-specific policy deployment metrics. Our NEOs who are presidents of our operating segments, Mr. Morton and Mr. Zaba, have their annual cash incentives based 40% on total Company performance, with the remaining 60% based on their respective segment-level measures and results, including policy deployment metrics that are tailored to each operating segments’ key strategic objectives. The ICP performance measures applicable to our NEOs are described further below under “Annual Cash Incentives — ICP Performance Measures for 2023”, and the Committee’s determination of the annual cash incentives is described further below under “Annual Cash Incentives — Targets and Target-Setting Methodology”.

Our Committee approved the payout of shares under our performance share unit (“PSU”) awards that we granted in 2021, with a performance period of 2021-2023, at a level of 81.25% of target for PSUs based on our achievement of total shareholder return over the three-year performance period, and at a level of 177.00% of target for PSUs based on return on invested capital (“ROIC”) over the three-year performance period. Results for our 2021 ROIC PSUs substantially exclude the impact of all acquisitions that occurred during the three-year performance period.

This section includes non-GAAP financial measures which management uses to evaluate our business and make operating decisions. We believe these measures help to demonstrate the close alignment of our NEOs’ compensation with the Company’s financial performance. Descriptions of why we believe these non-GAAP financial measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in our quarterly earnings releases during fiscal 2023.

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Percentage of “at risk” compensation

To focus on both our short and long-term success, our NEOs’ target total direct compensation includes a significant portion that is “at risk” because the value of such compensation is determined based on the achievement of specified results or subject to forfeiture. This “at risk” compensation includes compensation elements intended to reward the achievement of both short- and long-term financial goals. If these goals are not achieved, then performance-related compensation will decrease. If these goals are exceeded, then performance-related compensation will increase.

Payments under our ICP are “at risk” because they are dependent on achievement of one-year performance goals. In addition, compensation paid in the form of equity awards, such as restricted stock units (“RSUs”), stock appreciation rights (“SARs”) and PSUs, instead of cash is at-risk because the value of these awards varies with changes in our stock price. By creating a compensation package where a considerable percentage is paid in equity awards that are subject to vesting over multiple years or dependent on achieving multi-year performance goals, our NEOs have a significant stake in our long-term success and gain financially alongside our shareholders.

As shown in the following charts, 90% of the CEO’s target compensation and, on average, 80% of the other NEOs’ target compensation was at risk in fiscal 2023. For purposes of this disclosure, target total direct compensation includes annual base salary as in effect on December 31, 2023, target annual incentive awards for fiscal 2023 and grant date fair value of fiscal 2023 long-term incentive awards.

Changes to our compensation program in 2023 that impacted our NEOs

The Committee adopted the following changes to our compensation program in 2023 that impacted our NEOs:

•	Separation of ICP into two performance periods. In the first quarter of 2023, the Company realigned its operating segments to reflect changes in its management structure and operating model following completion of the Altra acquisition. Taking into consideration those events, the Committee determined it was appropriate to evaluate the NEOs on two separate ICP performance periods. The “First Performance Period” measures performance from January 1, 2023 to June 30, 2023 and is based on the operating segment structure in effect prior to segment realignment. The “Second Performance Period” measures performance from July 1, 2023 to December 31, 2023 and gives effect to the segment structure resulting from the realignment that occurred during the first quarter of 2023. The First Performance Period and Second Performance Period allow for ICP calculations to more closely align with our pay for performance philosophy by accommodating the impact of segment realignment, completion of the Altra acquisition, and the Company’s performance objectives in consideration of those events. Barring any extraordinary events, the Company anticipates that it will return to a single performance period for 2024 ICP calculations.
•	Increased weighting of Free Cash Flow for total Company ICP. For the portion of our NEOs 2023 ICP payout that is based on total Company performance, the Committee approved an increase to the weighting of the free cash flow to 45% (weighted 20% in 2022), and a corresponding decrease to the weighting of earnings per share to 45% (weighted 60% in 2022) and policy deployment to 10% (weighted 20% in 2022). The increased importance of free cash flow in our ICP structure reflects the importance of our goal to pay down indebtedness incurred in connection with the acquisition of Altra as quickly as possible.

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•	Added new Days Inventory Outstanding (DIO) metric to segment ICP plans. For the portion of our NEOs 2023 ICP payout that is based on segment performance, the Committee approved the addition of a new days inventory outstanding (DIO) metric, weighted at 35%. This metric replaced the trade working capital metric from our 2022 ICP, which was weighted at 20%. Correspondingly, the weight of adjusted EBITDA decreased to 45% (weighted 60% in 2022) and policy deployment remained weighted at 20%. The Committee believed that this change was appropriate to ensure strong focus on inventory management and reduction across the business, which also helps to drive free cash flow. However, subsequent to the completion of the Altra acquisition, as a result of evaluating ICP on two separate performance periods, the Committee determined that the DIO metric was not an appropriate measure for the First Performance Period. This is because attainment of these goals contemplates year-long inventory reduction efforts, which, while underway in the first half, would not produce sufficient indicia of performance in the First Performance Period. For the First Performance Period, the Committee approved a revision to segment ICP plans that allowed for the use of Free Cash Flow (the same measure used for ICP calculated on total Company performance) in place of DIO. The DIO metric was then restored for the Second Performance Period. The Committee believes that this adjustment was necessary to properly account for the realigned operating segments, the completion of the Altra acquisition and the resulting separation of ICP into two distinct performance periods.
•	Moved to sizing Total Shareholder Return (TSR) PSU awards using grant date share price. We transitioned to using grant date closing price instead of our prior practice of using pre-grant Monte Carlo valuation to determine the number of shares subject to our TSR PSU awards. We believe that this transition was important, because benchmarking indicated that a significant majority of the Company’s peers have implemented this methodology.
•	Used only relative TSR in 2023 PSUs due to Altra transaction. The PSUs granted in 2023 have a single performance metric of TSR. This represented a change from PSUs granted in 2022, which had two performance metrics: half of the 2022 PSUs were subject to the TSR performance metric and half were subject to the ROIC metric. The Committee felt that this change was appropriate due to the anticipated impact of the Altra transaction and the indebtedness that the Company incurred in connection with the Altra transaction on our ability to set credible ROIC targets.
•	Modified post-termination exercise period for SARs to align with market practice. Based on peer benchmarking, our 2023 SAR grants provide recipients with 90 days to exercise SARs if their employment with the Company is terminated. Before this modification, recipients had 180 days to exercise SARs if their employment with the Company is terminated.
•	Introduced retirement vesting policy to ensure smooth transitions. To better align our LTI grant provisions with peer practices and to encourage more purposeful succession planning, we enhanced our retirement provisions in our grant agreements. Our updated RSU, SAR and PSU grant agreements revise the criteria for retirement eligibility from age 58 and 10 years of service to a combined total of 68 age and service “points”, with a minimum retirement age of 55. In addition, our 2023 grant agreements require the following for recipients to qualify for retirement: (i) acceptable performance ratings during unvested performance years, (ii) at least 6 months’ notice to support thoughtful transition and succession planning, and (iii) for the recipient’s most recent grant to be eligible, employment with the company for 9 months after receipt of such grant. Instead of accelerating in full at the time of retirement, awards will continue vesting on the typical schedule for our RSUs and SARs, and on a pro-rated basis for PSUs.
•	Adopted a New Executive Severance Policy. The Company adopted a new Executive Severance Policy, consistent with the Company’s compensation philosophy, to provide fair and market-based treatment of its executives in all aspects of compensation and benefits, including appropriate severance measures. The Executive Severance Policy applies to all the Company’s executive officers (including the NEOs) other than any individual who has in effect a Key Employee Severance Agreement (KEESA). The Executive Severance Policy provides for severance benefits in the event of a termination without cause or for good reason as well as certain employment protections for two years following a change in control and enhanced severance benefits in the event that an executive officer’s employment is terminated without cause or for good reason within the period beginning 180 days before, and ending two years after, the date of a change in control. As explained in more detail below, each of the NEOs who previously had a KEESA agreed to terminate the NEO’s KEESA to be eligible for the Executive Severance Policy.

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Anticipated changes to our compensation program in 2024 that will impact our NEOs

The Committee has approved, or anticipates approving the following changes to our compensation program that will impact our NEOs beginning in 2024:

•	Changes to Nonqualified Retirement Plan. The Committee approved changes to the existing Supplemental Defined Contribution Retirement Plan, (“SDCRP”), including renaming it the Supplemental Retirement Plan (“SRP”), effective January 1, 2024. These changes included permitting NEOs and other highly compensated employees to defer up to 75% of their base salary. In addition, any employee eligible for the SRP who does not receive a fixed company contribution is eligible for a matching contribution on the employee’s deferrals into the SRP and a discretionary company contribution. Because each of our NEOs receives a fixed company contribution, the NEOs are not eligible for the new matching contribution or discretionary company contribution under the SRP.
•	New Profit-Sharing Contribution to Qualified Retirement Plan. The Committee approved a new Company contribution under our qualified 401(k) savings plans whereby the Company may provide a discretionary profit-sharing contribution for all plan participants (including the NEOs) starting in 2024. The amount of the contribution, if any, will be determined by the Company each year in its discretion, and will either be equal to a uniform percentage of each participant’s plan compensation, or a uniform dollar amount to each participant.
•	Change to the ICP Adjusted Free Cash Flow Measure. For the portion of our NEOs 2024 ICP payout that will be based on Adjusted Free Cash Flow, the Committee approved changes to this measure that will include adjustments for amortization net of tax. The Committee believes this adjustment is necessary to further align this measure with our pay for performance philosophy.

Setting Executive Compensation

Our Board’s role in setting NEO compensation

The Board’s primary roles in setting our NEOs’ compensation are:

•	to annually review and consider our compensation philosophy;
•	to appoint the members of the Committee; and
•	to review and approve certain recommendations of the Committee relating to compensation.

Our Committee’s role in setting NEO compensation

The Committee consists entirely of independent directors who are “non-employee directors” for purposes of the Securities Exchange Act of 1934. The current members of the Committee are Mr. Hilton (Chairperson), Mr. Doss and Mr. Sachdev. The Committee’s primary roles in setting our NEOs’ compensation are:

•	to determine the components of our executive compensation program, consistent with the compensation philosophy determined by our Board;
•	to determine the executive compensation packages offered to our NEOs; and
•	to administer the ICP and our long-term equity incentive plans and make awards under our plans.

The Committee reviews data from market surveys and proxy statements from our established peer group and retains an independent compensation consultant to assess our competitive position with respect to executive compensation.

The Committee takes various factors into account in setting compensation levels and does not use a formulaic approach, but generally seeks to closely align target total direct compensation (i.e., the sum of base salary, target annual cash incentive opportunity and target long-term incentives) with our peer group and the survey median.

Our CEO’s role in setting NEO compensation

In its decision-making process, the Committee receives and considers the recommendations of our CEO with respect to compensation to be paid to our NEOs other than himself. Our CEO makes no recommendation with respect to his own compensation.

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Our independent compensation consultant’s role in setting NEO compensation

The Committee periodically solicits proposals from independent compensation consultants to assist the Committee in the performance of its responsibilities. As part of its evaluation of potential compensation consultants, the Committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards. After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate and receives reports and advice from the consultant on matters of executive compensation.

Our annual process requires evaluation of our compensation consultant’s independence and the independence of the individual representatives who serve as consultants, including considering factors contained in applicable SEC rules and NYSE listing standards. Meridian Compensation Partners (“Meridian”) served as the Committee’s independent compensation consultant in 2023.

In setting compensation for 2023, the Committee directed Meridian to assemble compensation data for our NEOs and compare the data against aggregated peer group proxy data and general industry survey data for persons holding similarly situated positions in our peer group. In setting compensation levels for NEOs, we consider compensation within a 15% range above or below the fiftieth (50th) percentile of peer group data to be at approximately the median level.

The Committee’s policy is to review the composition of the peer group we use for this purpose every year for potential changes in light of acquisitions, changes in comparable revenue size, or other factors it deems appropriate.

In reviewing our peer group for potential updates in 2023, the Committee selected companies that it believed to be comparable to our Company by generally using the following criteria:

•	Comparable revenue (target companies with annual revenues ranging from approximately 0.5 to 2.0 times our estimated annual revenues and with an overall median revenue that approximates ours based on estimated revenues for 2023; the Company was positioned at the 51st percentile for this metric as of October 2023);
•	Comparable market capitalization (the Company was positioned at the 53rd percentile for this metric as of October 2023);
•	Similar industry (companies competing in an industry similar to ours and/or have the level of complexity and business model similar to ours); and
•	Competing for talent (contain companies that we compete with for executive talent).

After completing its review in consultation with Meridian, the Committee decided to revise the peer group for 2023. As a result of the Altra acquisition, the Committee determined it was appropriate to revise the constituents to ensure our peers are appropriate in size, complexity, and business model. We removed five companies that had annual revenues less than ½ of Regal Rexnord’s anticipated post-Altra-acquisition revenue or no longer aligned to Regal Rexnord from a business model or complexity perspective. The Committee approved the addition of five companies that were determined to be appropriate from a business model or complexity perspective and which placed Regal Rexnord’s anticipated post-Altra-acquisition revenue near the median of the group.

For 2023, the 19 companies in our peer group for purposes of NEO benchmarking were:

AMETEK, Inc.	Brunswick Corporation	Carlisle Companies Incorporated
Dover Corporation	EMCOR Group, Inc.	Hubbell Incorporated
Ingersoll Rand Inc.	Leggett & Platt, Incorporated	Lennox International Inc.
Masco Corporation	Owens Corning	Parker-Hannifin Corporation
Rockwell Automation, Inc.	Snap-On, Inc.	Stanley Black & Decker, Inc.
The Timken Company	Trane Technologies Plc	Westinghouse Air Brake Technologies Corporation
Xylem Inc.

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Meridian benchmarked our executive compensation opportunities using (i) our 2023 peer group as the primary benchmark for our Chief Executive Officer, Executive Vice President, Chief Financial Officer, Executive Vice President, General Counsel  and segment president positions and (ii) general industry survey data based on appropriate size cuts as an additional benchmark for our CEO, Executive Vice President, Chief Financial Officer and Executive Vice President, General Counsel positions, and as the only benchmark for our NEOs who are presidents of our operating segments.

In reviewing and analyzing this data, Meridian considered information for each NEO position with respect to the following elements of total compensation:

•	Base salary;
•	Target annual cash incentive under the ICP;
•	Target total cash compensation (salary and target annual cash incentive);
•	Target of annual long-term incentives at grant-date value; and
•	Target total direct compensation (sum of target cash and target long-term incentives).

As a result of its 2023 review, the Committee approved increases to target total direct compensation for all of our NEOs. The Committee determined that these increases were consistent with our pay for performance compensation philosophy and aligned the target total direct compensation of our NEOs to market data.

During 2022, the Committee also reviewed market data relating to perquisites provided to our NEOs using the same peer group and general industry survey data provided by Meridian discussed above. Consistent with prior years, we continued to limit the perquisites that we provide our NEOs.

In addition to benchmarking and peer group analysis, Meridian also supported the Committee by advising with respect to the Company’s incentive plans, reviewing the Compensation Discussion & Analysis portion of our proxy statement, and advising on other topics as requested by the Committee.

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The Elements of Total Compensation

We achieve our executive compensation objectives through the following ongoing programs. All of our NEOs participated in these programs unless otherwise noted below.

Program	Description	Period
Cash Compensation
Base Salary	Competitive pay based on scope, experience and performance	Annual
Cash Incentive (ICP)	Annual cash incentive with target awards established for each participating associate	Annual
Payment under ICP is based on performance against key financial goals at both the total company and segment level. For our NEOs who are corporate officers, ICP is based 90% on total company performance and 10% on segment performance. For our NEOs who are segment presidents, ICP is based 40% on total company performance and 60% on segment performance

Payments can be higher (subject to a cap) or lower than target, based on results, and are paid in a single payment following the end of the performance period
Long Term Incentive (“LTI”) Equity Awards
SARs	The right to receive stock in an amount equal to the appreciation in value of a share of stock over the base price per share	Three years (ratable vesting on the first three anniversaries of the grant date)
The base price per share of all the SARs is equal to the closing market price of our common stock on the date of grant so that SARs will have value only if the market price of our common stock increases after the grant date
RSUs	The right to have us issue a share of our common stock upon the vesting date specified in the award, if the NEO remains employed by us on the vesting date	Three years (ratable vesting on the first three anniversaries of the grant date)
PSUs	The right to have us issue a share of our common stock upon achievement of the performance conditions specified in the award	Three years (cliff vesting)
For 2023-2025 grants, the PSUs are based on a performance metric of total shareholder return (“TSR”), relative to our peer group

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Program	Description	Period	Principal Reasons for Providing
Retirement Programs
Retirement (401(k)) Savings Plan	Participants are eligible to contribute a portion of their compensation, up to the limits imposed by the Internal Revenue Service, and we make a matching contribution equal to 100% of the first 2% contributed by a participant, plus 50% of the next 4% contributed by a participant (up to a maximum of 4%)	N/A	Retention and competitive practices
Regal Beloit America, Inc. Pension Plan (the “Regal Pension Plan”)	Defined benefit pension plan that covered substantially all employees of Regal Beloit America, Inc., a subsidiary of the Company, who were compensated on a salaried basis. A number of plans have been merged into the Regal Pension Plan, including the former Regal Power Transmission Solutions Pension Plan, which was merged effective 1/1/2017 and frozen with no new accruals effective 2/1/2020.

	Of our NEOs, Mr. Morton is the only participant in the Regal Pension Plan	N/A	Retention and competitive practices
Supplemental Retirement Plan (the “SRP”)	Defined contribution retirement plan that permits executives to defer base salary and receive various company contributions	N/A	Retention and competitive practices
Other Executive Benefits
Company Car	Our NEOs have use of a company car for business and personal travel.	Annual	Competitive practices
Periodic Perquisites and Executive Benefits	Specific benefits are offered to different groups of executive officers based on business purpose, but include: relocation, private (or spousal) use of company airplane, and initiation or membership dues to clubs and professional organizations

	Any such periodic perquisites are included in the Summary Compensation Table with explanatory footnotes	Periodic	Competitive practices, protection of Company assets and/or focus on Company business with minimal disruption
Life Insurance	Company-paid term life insurance	Annual	Competitive practices
Disability Benefits	Short-term disability benefit of up to six months of base salary replacement Long-term disability benefit of 60% base salary replacement	N/A	Competitive practices
Welfare Benefits	Company-paid executive physical examination Medical, dental and other welfare benefits	Annual	Competitive practices

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Base Salaries

We determine base salaries for our NEOs based upon job responsibilities, level of experience, individual performance and expectations with respect to contributions to our future performance as well as comparisons to the salaries of executives in similar positions as compared to our peer group. Early in 2023, the Committee set the base salaries of our NEOs in accordance with the factors described in the preceding sentence. Effective as of December 31, 2023, the base salaries of our NEOs were as follows:

Name	Base Salary	Change from 2022
Louis V. Pinkham	$1,200,000	9.1%
Robert J. Rehard	$714,000	15.6%
Jerrald R. Morton	$515,000	9.8%
Thomas E. Valentyn	$510,000	3.1%
Kevin J. Zaba	$570,000	4.4%

In setting base salary levels, the Committee compared the NEOs’ base salary levels to the salary levels of the executive officers in our peer group based on proxy statement data as well as general industry data from Meridian’s Executive Compensation Database and made changes accordingly.

As shown in the table above, the base salary for each of our NEOs increased during 2023.  The Committee determined that these increases were appropriate taking into account their respective performance and comparing their base salaries with the median base salaries for their respective positions in our 2023 peer group companies. In the case of Mr. Pinkham and Mr. Rehard, in addition to their merit driven base salary increases, the Committee determined at mid-year to further supplement their base salaries in recognition of their performance in completing the acquisition of Altra.

After taking 2023 changes into effect, the base salary for each of our NEOs were determined to be within an established target range of the median level compared to the median base salaries of similarly situated executive officers in the data reviewed by the Committee. The base salary levels set by the Committee did not affect decisions regarding other compensation elements.

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Annual Cash Incentives

Overview

In fiscal year 2023, we provided annual cash incentive awards through our ICP. Under ICP, annual cash incentive awards are paid out based on the Company’s achievement of performance goals related to certain key financial measures. Early in 2023, the Committee set performance goals (as described below under “ICP performance measures for 2023”) and a targeted level of annual cash incentive compensation for each NEO that could be earned for achievement of target performance.

In consideration of segment realignment that occurred during the first quarter of 2023, to reflect changes in its management structure and operating model following completion of the Altra acquisition, the Committee determined that it was appropriate to divide ICP calculations into two distinct performance periods, as defined above. The First Performance Period and Second Performance Period allow for ICP calculations to more closely align with our pay for performance philosophy by accommodating the impact of segment realignment, completion of the Altra acquisition, and the Company’s performance objectives in consideration of those events.

Our NEOs who are corporate officers, Mr. Pinkham, Mr. Rehard and Mr. Valentyn, have their ICP payout based 90% on measures related to total Company performance and based 10% on a policy deployment metric that consists of a weighted average of each operating segments’ performance against segment-specific policy deployment metrics.  This allocation, more heavily weighted toward total Company performance than prior year, further serves to emphasize the importance of corporate officers’ focus on total company performance goals critical to stakeholder success.

Our NEOs who are presidents of our operating segments have their ICP payout based 40% on measures related to total Company performance and 60% on measures related to performance for their respective operating segments. The segment-level portion of their ICP includes policy deployment metrics that are tailored to each operating segment’s key strategic objectives.

Targets and Target-Setting Methodology

The Committee, in consultation with Meridian and our CEO (other than with respect to his own compensation), set annual cash incentive targets under the ICP near the median level with respect to each respective position held by our NEOs relative to our peer group. Our NEOs whose annual cash incentive targets under the ICP were set near the median level were given the opportunity to earn above median annual cash incentive awards if the Company-wide financial targets under the ICP plan were exceeded, while being at risk of receiving below median awards (or no awards at all) if our financial performance did not meet the targeted results. For 2023, the target cash incentive amounts for each of our NEOs are set forth in the table below. Effective January 1, 2023, target percentage of base salary for Mr. Rehard was increased from 75% to 80%; Mr. Valentyn’s was increased from 70% to 75%; Mr. Morton’s was increased from 70% to 80%; and Mr. Zaba’s was increased from 75% to 80%. Effective July 1, 2023, Mr. Pinkham’s target percentage of base salary was increased from 125% to 135%, and Mr. Rehard’s target percentage of base salary was increased from 80% to 85%. Accordingly, ICP calculations for Mr. Pinkham and Mr. Rehard were prorated to apply the July 1, 2023 increased target percentage of base salary to the Second Performance Period’s ICP calculations.  These increases were made in recognition of their respective performance achievements and to align each of their compensation opportunities more closely with compensation opportunities of comparable executives in our peer group.

If each of the applicable financial performance goals were achieved at the target level, then the NEO would receive their target amount. However, if one or more of the applicable financial performance goals was achieved above or below the target level, then the NEO’s actual incentive compensation would be higher or lower than the target amount (ranging from zero to two times the target amount).

Our NEOs’ base salaries as of December 31, 2023 were used for purposes of determining the ICP payouts for both the First Performance Period and the Second Performance Period.

Name	Target % of Base Salary	Target $ Amount
Louis V. Pinkham	135%	$1,560,000
Robert J. Rehard	85%	$589,050
Jerrald R. Morton	80%	$412,000
Thomas E. Valentyn	75%	$382,500
Kevin J. Zaba	80%	$456,000

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ICP Performance Measures for 2023

As previously disclosed, our NEOs who are corporate officers have their ICP payout based 90% on measures related to total Company performance and based 10% on a policy deployment metric that consists of a weighted average of each operating segment’s performance against segment-specific policy deployment metrics, whereas our NEOs who are presidents of our operating segments have their ICP payout based 40% on total Company performance and 60% on operating segment performance, including policy deployment metrics that are tailored to each operating segment’s key strategic objectives.

The performance goals for our operating segments were tailored to align with each individual segment’s financial performance and strategic objectives. Examples of the policy deployment metrics selected by our four operating segments include revenue growth targets for specific products, digital/e-commerce-derived revenue growth, cost synergies, gross margin improvement, and net energy footprint reduction. Due to the highly-strategic and confidential nature of these objectives and the likelihood that disclosure would result in competitive harm to the Company, we have elected to disclose only our segments’ performance against their overall policy deployment goals.

In the first quarter of 2023, the Company realigned its operating segments to reflect changes in its management structure and operating model following completion of the acquisition of Altra, more fully described in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2023. The policy deployment performance goals are tailored to the business of each operating segment, and attainment is expected to occur over the course of the full fiscal year. As a result, the 2023 policy deployment goals remained aligned to and measured against our segment structure prior to this segment realignment, and the policy deployment measures did not include the results of businesses acquired as part of the Altra acquisition.

Consistent with prior years, our ICP as originally established excludes the impact of certain extraordinary or non-recurring events. For the portion of our NEOs’ payout based on total Company and operating segment performance, the ICP performance measures were adjusted to exclude the impact of such extraordinary and non-recurring events, including the Altra acquisition and the anticipated sale of the industrial motors and generators business which comprises a majority of our Industrial Systems operating segment, such as restructuring and related costs, inventory step up adjustment, intangible amortization, share-based compensation expense, gain on sale of assets, impairments and exit-related costs, and tax adjustments as further described in our earnings releases for fiscal 2023.

Total Company Performance Goals

Our total Company performance measures were adjusted earnings per share, free cash flow, and policy deployment. We selected these measures as representative of the entire Company’s performance under the ICP because we considered them to be fundamental operational metrics of our business for 2023 that, when improved, would increase shareholder value. The total Company policy deployment calculation is a weighted average of each operating segment’s performance against segment-specific policy deployment metrics, and is intended to better align total Company ICP payout with the performance of our businesses and their respective goals.

We defined these performance measures in the total Company ICP as follows:

•	“Adjusted Earnings per share” means adjusted diluted earnings per share as reported in our earnings releases for fiscal 2023.
•	“Adjusted Free cash flow” means free cash flow as a percentage of adjusted net income as reported in our earnings releases for fiscal 2023.

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For our total Company performance, the following targets were approved by the Committee for use under the ICP for the First Performance Period:

Total Company Performance Measures First Performance Period	Weight	Threshold	Target	Maximum
Adjusted Earnings Per Share(1)(*)	45%	$4.70	$4.79	$5.00
Adjusted Free Cash Flow (% of adjusted net income)(2)	45%	95%	100%	110%
Policy Deployment(1)(3), which is a weighted average of:	10%
Motion Control Solutions (“MCS”) (product-specific and digital/e-commerce growth, cost synergies, emissions reduction) *After segment realignment, MCS became Industrial Powertrain Solutions (“IPS”) and Automation and Motion Control (“AMC”)	4.75%
Climate Solutions and Commercial Systems (product-specific revenue growth, cost synergies) *After segment realignment, Climate Solutions and Commercial Systems became Power Efficiency Solutions (“PES”)	4%
Industrial Systems (gross margin improvement)	1.25%
(1)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(2)	This performance measure does include results of the businesses acquired from the Altra acquisition for the period of ownership.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our operating segments, disclosure of the threshold, target and maximum achievement levels for those objectives would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Payout results for each operating segments’ overall policy deployment goal is disclosed below.
(*)	First Performance Period and Second Performance Period Threshold, Target and Maximum are additive for full year objectives.

For our total Company performance, the following targets were approved by the Committee for use under the ICP for the Second Performance Period:

Total Company Performance Measures Second Performance Period	Weight	Threshold	Target	Maximum
Adjusted Earnings Per Share(1)(*)	45%	$5.82	$5.93	$6.18
Adjusted Free Cash Flow (% of adjusted net income)(1)	45%	95%	100%	110%
Policy Deployment(2)(3), which is a weighted average of:	10%
MCS (product-specific and digital/e-commerce growth, cost synergies, emissions reduction) *After segment realignment, MCS became IPS and AMC	4.75%
Climate Solutions and Commercial Systems (product-specific revenue growth, cost synergies) *After segment realignment, Climate Solutions and Commercial Systems became PES	4%
Industrial Systems (gross margin improvement)	1.25%
(1)	This performance measure does include results of the businesses acquired from the Altra acquisition for the period of ownership.
(2)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our operating segments, disclosure of the threshold, target and maximum achievement levels for those objectives would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Payout results for each operating segments’ overall policy deployment goal is disclosed below.
(*)	First Performance Period and Second Performance Period Threshold, Target and Maximum are additive for full year objectives.

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Operating Segment Performance Goals

The performance goals for all of our operating segments during the First Performance Period were adjusted EBITDA, free cash flow, and policy deployment. The performance goals for all of our operating segments during the Second Performance Period were adjusted EBITDA, DIO, and policy deployment.

For the First Performance Period, we selected adjusted EBITDA and free cash flow, because we considered them to be fundamental operational metrics for all operating segments that, when improved, would improve year-over-year segment-level performance. As noted above, the Committee determined to substitute free cash flow for DIO and defer application of the DIO metric to the Second Performance Period, as DIO goals were established and DIO performance is measured based on year-long inventory reduction efforts. DIO ensures a strong focus on inventory management and reduction across the business however, it was no longer practical to apply this measure where ICP had been split into two distinct performance periods to account for the segment realignment and completion of the Altra acquisition in the first quarter of 2023.

In support of our pay-for-performance philosophy, our policy deployment metrics align ICP payout with each operating segment’s strategic goals, our Regal Rexnord Business System, and our organization-wide focus on 80/20 and lean processes. We have only included detailed discussion below regarding the policy deployment metrics for segments relative to our NEOs.

ICP calculations for Mr. Morton and Mr. Zaba during the First Performance Period, were based on their respective roles prior to segment realignment in the first quarter of 2023 and the completion of the Altra acquisition. Evaluation of performance prior to segment realignment during the First Performance Period accommodates the period of integration and leadership role transitions that followed those events. ICP calculations for Mr. Morton and Mr. Zaba during the Second Performance Period, were based on their respective roles after the segment realignment and completion of the Altra acquisition. As noted above, the 2023 policy deployment goals remained aligned to and measured against our segment structure prior to segment realignment, and the policy deployment measures did not include the results of businesses acquired as part of the Altra acquisition. The Committee determined that this approach was prudent in order to reinforce the Company’s pay-for-performance philosophy and to appropriately take into account the impact of the Altra transaction.

Mr. Morton’s ICP payout for the First Performance Period is based on the performance of what was formerly our Motion Control Solutions operating segment and the Industrial Systems operating segment as he had served as the President of Motion Control Solutions Integration and was providing leadership support for certain elements of the Industrial Systems operating segment prior to segment realignment in the first quarter of 2023. Mr. Morton’s ICP payout for the Second Performance Period is based on the performance of what was formerly our Motion Control Solutions operating segment, and the Industrial Systems and Industrial Powertrain Solutions operating segments as he transitioned to the role of President of Industrial Powertrain Solutions and continued to provide broader leadership support for the Industrial Systems segment after segment realignment.

Mr. Zaba’s ICP payout for the First Performance Period is based on the performance of what was formerly our Motion Control Solutions operating segment as he was serving as the President of Motion Control Solutions prior to segment realignment and the acquisition of Altra in the first quarter of 2023. Mr. Zaba’s ICP payout for the Second Performance Period is based on the performance of what was formerly our Motion Control Solutions operating segment and the Automation and Motion Control operating segments as he transitioned to the role of President of Automation and Motion Control after segment realignment and the acquisition of Altra during the first quarter of 2023.

We defined adjusted EBITDA, free cash flow, and days inventory outstanding in the ICP as follows:

•	“Adjusted EBITDA” means net income adjusted for (i) interest expense, (ii) interest income, (iii) taxes, (iv) restructuring and related costs, (v) transaction and integration related costs, (vi) impairments and exit-related costs, (vii) goodwill impairment, (viii) inventory and operating lease asset step up adjustment, (ix) (gain) loss on sale of assets and loss on assets held for sale, (x) depreciation, (xi) amortization, and (xii) share-based compensation.
•	“Adjusted Free cash flow” means free cash flow as a percentage of adjusted net income as reported in our earnings releases for fiscal 2023.
•	“Days Inventory Outstanding” or “DIO” means the number of days the current stock of inventory as of December 2023 will last, based on 90 days’ usage of cost of goods sold as compared with same period of the prior year.

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For the 60% of Mr. Zaba’s ICP payout for the First Performance Period, which depends on the performance of what was formerly our Motion Control Solutions operating segment, the following targets were approved by the Committee:

Segment Performance Measures First Performance Period	Overall ICP Weight	Threshold	Target	Maximum
MCS Adjusted EBITDA ($ in millions)(1)	27%	$297.8	$323.6	$336.6
Adjusted Free Cash Flow (% of adjusted net income)(2)	21%	95%	100%	110%
MCS Policy Deployment(1)(3)	12%
(1)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(2)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objective that was selected by our MCS operating segment, disclosure of the threshold, target and maximum achievement levels for that objective would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Overall payout is disclosed below.

For the 60% of Mr. Zaba’s ICP payout for the Second Performance Period, which depends on the performance of our Automation and Motion Control operating segment and what was formerly the Motion Control Solutions operating segment’s Policy Deployment initiatives, the following targets were approved by the Committee:

Segment Performance Measures Second Performance Period	Overall ICP Weight	Threshold	Target	Maximum
AMC Adjusted EBITDA ($ in millions)(1)	27%	$210.3	$228.6	$237.8
AMC DIO(1)	21%	88.4	84.2	80.8
MCS Policy Deployment(2)(3)	12%

(1)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(2)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objective that was selected by our MCS operating segment, disclosure of the threshold, target and maximum achievement levels for that objective would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Overall payout is disclosed below.

For the 60% of Mr. Morton’s ICP payout for the First Performance Period, which depends on the performance of what was formerly Motion Control Solutions and the Industrial Systems operating segments, the following targets were approved by the Committee:

Segment Performance Measures First Performance Period	Overall ICP Weight	Threshold	Target	Maximum
MCS and Industrial Systems North America, EMEA and Global Generators Adjusted EBITDA ($ in millions)(1)	27%	$313.9	$342.9	$357.0
Adjusted Free Cash Flow (% of adjusted net income)(2)	21%	95%	100%	110%
MCS and Industrial Systems Policy Deployment(1)(3)	12%
(1)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(2)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objective that was selected by our MCS and Industrial Systems operating segments, disclosure of the threshold, target and maximum achievement levels for that objective would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Overall payout is disclosed below.

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For the 60% of Mr. Morton’s ICP payout for the Second Performance Period, which depends on the performance of our Industrial Powertrain Solutions operating segment, the Industrial Systems operating segment, and what was formerly the Motion Control Solutions operating segment’s Policy Deployment initiatives, the following targets were approved by the Committee:

Segment Performance Measures Second Performance Period	Overall ICP Weight	Threshold	Target	Maximum
Industrial Systems Adjusted EBITDA ($ in millions)	2.7%	$38.2	$45.4	$48.2
Industrial Systems DIO	2.1%	170.9	154.0	147.8
IPS Adjusted EBITDA ($ in millions)(1)	24.3%	$321.2	$349.1	$363.1
IPS DIO(1)	18.9%	107.4	102.3	98.2
MCS and Industrial Systems Policy Deployment(2)(3)	12%
(1)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(2)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objective that was selected by our MCS and Industrial Systems operating segments, disclosure of the threshold, target and maximum achievement levels for that objective would result in competitive harm to the Company. However, goals are set at levels we believe to be challenging but achievable in connection with strong performance. Overall payout is disclosed below.

The payout structure for both total Company and our operating segments was designed to reward performance where results are greater than target and reduce the bonus where results are less than target. If the maximums were met for any of the performance metrics, then the NEOs would be eligible to receive 200% of their target amount for that metric. If the targets were met for any of the performance metrics, then the NEOs would be eligible to receive 100% of their target amount for that metric. If only the thresholds were met for any of the performance metrics, then the NEOs would be eligible to receive 0% of their target amount for that metric. If the actual results were to fall between threshold and target, or target and maximum, then the payout percentage would be interpolated on a non-linear basis between threshold and target, or target and maximum, respectively, such that the rate of increase is greater at levels immediately above threshold than for levels closer to target.

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ICP Results for 2023

Our total Company results which represent 100% of the payout for Mr. Pinkham, Mr. Rehard and Mr. Valentyn, and 40% of the payout for Mr. Morton and Mr. Zaba for the First Performance Period were as follows:

Total Company Performance Measures First Performance Period	Weight	Actual Results	Above/Below Target	Payout %
Adjusted Earnings Per Share(1)(*)	45%	$4.76	$(0.03)	29.2%
Adjusted Free Cash Flow (% of adjusted net income)(2)(†)	45%	478%	378%	90%
Policy Deployment(1)(3), which is a weighted average of:	10%
MCS (product-specific and digital/e-commerce growth, cost synergies, emissions reduction) *After segment realignment, MCS became IPS and AMC	4.75%			5.5%
Climate Solutions and Commercial Systems (product-specific revenue growth, cost synergies) *After segment realignment, Climate Solutions and Commercial Systems became PES	4%			3.4%
Industrial Systems (gross margin improvement)	1.25%			0%
Total Company Performance - First Performance Period:	100%	—	—	128.1%
(1)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(2)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our operating segments, disclosure of actual results for these objectives would result in competitive harm to the Company. As a result, we have elected to disclose only the overall payout percentage for our operating segments’ policy deployment metrics.
(*)	First Performance Period and Second Performance Period Threshold, Target and Maximum are additive for full year objectives.
(†)	If this measure were also adjusted for amortization net of tax by $103.1 million, Adjusted Free Cash Flow (% of adjusted net income) would be 199% which would not impact the ICP payout results.

Our total Company results which represent 100% of the payout for Mr. Pinkham, Mr. Rehard and Mr. Valentyn, and 40% of the payout for Mr. Morton and Mr. Zaba for the Second Performance Period were as follows:

Total Company Performance Measures Second Performance Period	Weight	Actual Results	Above/Below Target	Payout %
Adjusted Earnings Per Share(1)(*)	45%	$4.46	$(1.47)	0%
Adjusted Free Cash Flow (% of adjusted net income)(1)(†)	45%	507%	407%	90%
Policy Deployment(2)(3), which is a weighted average of:	10%
MCS (product-specific and digital/e-commerce growth, cost synergies, emissions reduction) *After segment realignment, MCS became IPS and AMC	4.75%			5.5%
Climate Solutions and Commercial Systems (product-specific revenue growth, cost synergies) *After segment realignment, Climate Solutions and Commercial Systems became PES	4%			3.4%
Industrial Systems (gross margin improvement)	1.25%			0%
Total Company Performance - Second Performance Period:	100%	—	—	98.9%
(1)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(2)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our operating segments, disclosure of actual results for these objectives would result in competitive harm to the Company. As a result, we have elected to disclose only the overall payout percentage for our operating segments’ policy deployment metrics.
(*)	First Performance Period and Second Performance Period Threshold, Target and Maximum are additive for full year objectives.
(†)	If this measure were also adjusted for amortization net of tax by $130.8 million, Adjusted Free Cash Flow (% of adjusted net income) would be 169% which would not impact the ICP payout results.

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The results of what were formerly our Motion Control Solutions and what is presently our Industrial Systems operating segments, which represent 60% of the payout for the First Performance Period for Mr. Morton and Mr. Zaba, are as follows:

Segment Performance Measures First Performance Period	Weight (Morton)	Weight (Zaba)	Actual Results	Above/Below Target	Payout %
MCS Adjusted EBITDA ($ in millions)(1)	0%	27%	$308.4	$(15.2)	18%
Adjusted Free Cash Flow (% of adjusted net income)(2)(†)	21%	21%	478%	378%	70%
MCS Policy Deployment(1)(3)	0%	12%			23.7%
MCS and Industrial Systems North America, EMEA and Global Generators Adjusted EBITDA ($ in millions)(1)	27%	0%	$316.4	$(26.5)	17%
MCS Policy Deployment(1)(3)	10.8%	0%			21.8%
Industrial Systems Policy Deployment(1)(3)	1.2%	0%			0%
Morton (MCS, Industrial Systems North America, EMEA and Global Generators and Industrial Systems) Total:	60%	—	—	—	108.8%
Zaba (MCS) Total:	—	60%	—	—	111.7%
(1)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(2)	This performance measure does include results of the businesses acquired from the Altra acquisition for the period of ownership.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our Motion Control Solutions and Industrial Systems operating segment, disclosure of our actual results for that objective would result in competitive harm to the Company. As a result, we have elected to disclose only the overall payout percentages.
(†)	If this measure were also adjusted for amortization net of tax by $103.1 million, Adjusted Free Cash Flow (% of adjusted net income) would be 199%, which would not impact the ICP payout results.

The results of what was formerly our Motion Control Solutions operating segment and what are presently our Automation and Motion Control, Industrial Powertrain Solutions, and the Industrial Systems operating segments, which represent 60% of the payout for the Second Performance Period for Mr. Morton and Mr. Zaba, are as follows:

Segment Performance Measures Second Performance Period	Weight (Morton)	Weight (Zaba)	Actual Results	Above/Below Target	Payout %
AMC Adjusted EBITDA ($ in millions)(1)	0%	27%	$187.6	$(41.9)	0%
AMC DIO(1)	0%	21%	98.0	(13.8)	0%
MCS Policy Deployment(2)(3)	0%	12%			23.7%
Industrial Systems Adjusted EBITDA ($ in millions)	2.7%	0%	$21.7	$(23.8)	0%
Industrial Systems DIO	2.1%	0%	177.9	(23.9)	0%
Industrial Systems Policy Deployment(3)	1.2%	0%			0%
IPS Adjusted EBITDA ($ in millions)(1)	24.3%	0%	$281.9	$67.2	0%
IPS DIO(1)	18.9%	0%	106.8	(4.5)	4.2%
MCS Policy Deployment(2)(3)	10.8%	0%			23.7%
Morton (Industrial Systems, IPS and MCS) Total:	60%	—	—	—	27.9%
Zaba (AMC and MCS) Total:	—	60%	—	—	23.7%
(1)	This performance measure includes results of the businesses acquired from the Altra acquisition for the period of ownership.
(2)	This performance measure does not include results of the businesses acquired from the Altra acquisition.
(3)	Due to the highly-strategic and confidential nature of the specific policy deployment objectives that were selected by our Motion Control Solutions, Industrial Systems and Automation and Motion Control operating segments, disclosure of our actual results for that objective would result in competitive harm to the Company. As a result, we have elected to disclose only the overall payout percentages.

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NEO Payouts Based on 2023 ICP Results

The NEOs earned payouts for 2023 in the following amounts:

Name	Annual Incentive Compensation
Louis V. Pinkham	$1,760,822
Robert J. Rehard	$665,537
Jerrald R. Morton	$352,035
Thomas E. Valentyn	$433,754
Kevin J. Zaba	$391,079

Long-Term Incentives

Overview

We provide long-term incentives to our NEOs in the form of equity-based compensation. Consistent with our compensation philosophy, we believe long-term equity incentives help to ensure that our NEOs have a continuing stake in the long-term success of our Company and allow our NEOs to earn above-median compensation only if our shareholders experience appreciation in their equity holdings.

In 2023, we made determinations concerning long-term equity-based awards in January, at the same time we completed our annual performance reviews. Grants of these awards were effective on February 23, 2023. The Committee granted long-term incentives in the form of SARs, RSUs and PSUs. See “The Elements of Total Compensation” table at the beginning of this section for a summary of each of these award types, and “Long-Term Incentives — Performance Share Units (PSUs)” for a detailed description of our PSUs.

These awards were granted under our 2018 Equity Incentive Plan that was approved by our shareholders at our 2018 annual meeting of shareholders (our “2018 Plan”). The proportion of overall long-term incentive target value represented by each form of award granted to our NEOs in 2023 was 50% PSUs, 25% SARs and 25% RSUs. The Committee granted PSUs, SARs and RSUs to each of our NEOs in 2023 in the amounts indicated below in the “Grants of Plan-Based Awards Table for Fiscal 2023” and the narrative following the table. We value SARs using a Black-Scholes formula and PSUs using fair value. Consistent with our overall compensation philosophy, the Committee, after consultation with Meridian, granted long-term compensation awards at levels approximating the median level of these awards granted by the companies in our peer group. The target long-term incentive levels set by the Committee did not affect decisions regarding other compensation elements.

Performance Share Units (PSUs)

The PSUs granted in fiscal 2023 used TSR as the sole performance metric.

The TSR performance metric is achieved based on our total shareholder return relative to our peer group over our fiscal years 2023-2025, as follows:

•	TSR below 25th percentile of our peer group will result in zero PSUs being earned;
•	TSR at the 25th percentile of our peer group will result in the threshold number of PSUs (which is 25% of the target PSUs) being earned;
•	TSR at the 50th percentile of our peer group, will result in the target number of PSUs being earned;
•	TSR at the 75th percentile of our peer group, will result in the maximum number of PSUs (which is 200% of the target PSUs) being earned; and
•	TSR between the 25th and 50th percentile of our peer group, or between the 50th and 75th percentile of our peer group, will result in the number of PSUs earned being interpolated between threshold and target, or between target and maximum, respectively.

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2021 PSU Results

In 2023, the three-year performance period for the PSUs that we granted to our NEOs in 2021 (the “2021 PSUs”) was completed. The PSUs granted in fiscal 2021 had two performance metrics, TSR and ROIC. Half of the 2021 PSUs were subject to the TSR performance metric and half were subject to the ROIC metric. The ROIC metric related to the PSUs granted in 2021 was established such that the ROIC target for 2021 was established at time of the grant as 9.2%, and the ROIC targets for years two and three of the performance period were established on the first and second anniversaries of the grant as 12.7% and 14.0%, respectively. The payout is based 25% on performance against the cumulative target and 25% each on annual performance against the three annual targets. Results for our 2021 ROIC PSUs substantially exclude the impact of all acquisitions that occurred during the three-year performance period.

Based on our performance for the period ending in 2023, our TSR of 26.14% was at the 43.75th percentile of our peer group, resulting in 81.25% of the 2021 TSR PSUs being earned.

Based on our performance for the period ending in 2023, our ROIC performance against the cumulative target and against each of the three annual performance targets resulted in 177% of the 2021 ROIC PSUs being earned.

Executive Stock Ownership Requirements

To underscore the importance of linking executive compensation and shareholder interests, we have implemented stock ownership requirements for certain executives, including our NEOs. Executives subject to these stock ownership requirements must own a certain dollar value amount of stock before they are permitted to sell shares (other than shares sold to pay option exercise prices or shares sold or surrendered to cover taxes). Executives who sell shares in violation of these requirements may be ineligible for future long-term incentive awards. The stock ownership policy requires the following levels of ownership:

Position	Ownership Required as Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	4x
Other Executive Officers	2x

Each of our currently-serving NEOs are in compliance with this policy either because they own the target value of stock or because they have not sold shares.

Policy Against Hedging and Pledging Transactions

We have adopted a policy prohibiting our employees, including our NEOs and our directors, from trading inputs, calls and other derivative securities relating to our common stock. The prohibition includes the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock, regardless of whether such instruments are classified as derivative securities. We also prohibit our employees, including our NEOs and directors, from pledging shares of our common stock that they own as collateral to secure personal loans or other obligations under our Insider Trading Policy.

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Employment Agreements and Severance and Change in Control Benefits

We entered into an employment agreement with Mr. Pinkham when he was hired to be our CEO on April 1, 2019 that provided for severance benefits upon certain terminations of employment. In connection with the adoption of the Executive Severance Policy, effective November 3, 2023, Mr. Pinkham’s employment agreement was amended to eliminate the termination provisions and severance benefits provided thereunder and to instead provide for his participation in the Executive Severance Policy. The purpose of the employment agreement with Mr. Pinkham is to provide clarity concerning the terms and conditions of Mr. Pinkham’s employment as our CEO and to ensure that Mr. Pinkham will be subject to our confidentiality and restrictive covenant agreements. The terms of Mr. Pinkham’s employment agreement, as amended, are described below under the heading “Potential Payments Upon Termination or Change in Control — Employment Agreement.”

Prior to 2023, we had entered into KEESAs with Mr. Pinkham, Mr. Rehard and Mr. Valentyn that provided for certain employment protections and severance benefits in the event of a change in control.  However, in connection with our adoption of the Executive Severance Policy, we entered into an agreement with each to terminate their KEESAs and instead provide for their participation in the Executive Severance Policy. Mr. Morton and Mr. Zaba were never party to a KEESA agreement however they are eligible for the Executive Severance Policy. The purpose of the KEESAs was to focus our NEOs on taking actions in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change in control. The terms of the KEESAs are described below under the heading “Potential Payments Upon Termination or Change in Control – KEESAs.”

As referenced above, during 2023, we adopted the Executive Severance Policy. The Committee’s two primary objectives with respect to the policy were to provide severance benefits (both before and after a change in control) that are more internally consistent among our executives and also more competitive with the severance benefits offered by our peer companies. The Executive Severance Policy, like the KEESAs, also is intended to permit our executives to focus on actions in the best interests of our shareholders rather than their own job security in connection with an anticipated or actual change in control by providing certain employment protections and enhanced severance benefits in connection with a change in control. A summary of the terms of the Executive Severance Policy can be found below under the heading “Potential Payments Upon Termination or Change in Control – Executive Severance Policy.”

Tax Considerations

Code Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to covered employees, generally including our NEOs. Because many factors influence a well-rounded, comprehensive and competitive executive compensation program, we reserve the right to award compensation to our NEOs in excess of $1 million regardless of the potential loss of tax deductibility if the Committee believes such compensation is suitable to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, our NEOs.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of our NEOs: (1) the dollar value of base salary and annual cash incentive earned during the years indicated; (2) the full grant date fair value of RSUs, SARs and PSUs granted during the years indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the indicated year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the years indicated; (5) all other compensation for the years indicated; and (6) the dollar value of total compensation for the years indicated. Our NEOs are our CEO, our Vice President, Chief Financial Officer, and each of our three other most highly compensated executive officers as of December 31, 2023, the last day of our most recent fiscal year. In accordance with the rules of the SEC, the table includes information for the fiscal years ended January 2, 2021, January 1, 2023, and December 31, 2023.

Summary compensation table for fiscal years 2021-2023

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Louis V. Pinkham	2023	1,119,493	–	7,048,379	1,643,723	1,760,822	–	233,072	11,805,489
Chief Executive Officer	2022	1,078,945	–	4,465,248	1,381,238	1,516,365	–	203,203	8,644,999
	2021	1,006,250	–	3,035,253	1,191,734	1,978,032	–	190,286	7,401,555
Robert J. Rehard	2023	655,810	–	2,186,543	512,515	665,537	–	153,879	4,174,284
EVP & Chief Financial Officer	2022	603,720	–	1,139,417	350,005	510,833	–	116,614	2,720,589
	2021	556,200	–	841,664	331,256	684,029	–	102,592	2,515,741
Jerrald R. Morton	2023	484,995	–	1,221,830	287,477	352,035	28,559	103,821	2,478,717
EVP & President, Industrial Powertrain Solutions	2022	468,936	–	645,544	199,991	316,786	–	259,775	1,891,032
	2021	408,697	–	727,139	168,734	471,606	–	65,929	1,842,105
Thomas E. Valentyn	2023	487,901	–	1,168,247	271,867	433,754	–	113,072	2,474,841
EVP, General Counsel and Secretary	2022	487,838	–	618,225	187,497	381,910	–	108,500	1,783,970
	2021	462,341	–	524,233	206,239	492,786	–	75,402	1,761,001
Kevin J. Zaba EVP & President, Automation and Control	2023	543,512	–	1,379,839	337,503	391,079	–	62,266	2,714,199
	2022	538,175	–	1,012,467	337,511	378,563	–	45,916	2,312,632

(1)	The salary amounts shown in the table reflect amounts actually earned during the year, rather than the annual base salary rates in effect any point in time.

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(2)	These amounts reflect the full grant date fair value of the RSU awards and PSU awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718, Compensation-Stock Compensation. In the case of PSUs, the amounts shown are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 as follows: Mr. Pinkham — $5,076,932; Mr. Rehard — $1,582,850; Mr. Morton — $887,987; Mr. Valentyn — $839,646; and Mr. Zaba — $1,042,295. The values of the 2023 PSUs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Pinkham — $10,153,863; Mr. Rehard — $3,165,700; Mr. Morton — $1,775,974; Mr. Valentyn — $1,679,293; and Mr. Zaba — $2,084,590. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2023, 2022 and 2021 are included under the caption “Shareholders’ Equity” in Note 10 of the Notes to Consolidated Financial Statements in the 2023, 2022 and 2021 Annual Reports on Form 10-K, and such information is incorporated herein by reference. For the 50% of the PSUs awarded in 2021 that will be earned or forfeited based on a performance metric of ROIC, the ROIC metric was established such that the ROIC target for the first year and for the cumulative three-year period were established at the time of grant, and the ROIC targets for years two and three of the performance periods will be established, respectively, on the first and second anniversaries of the grant. The payout will be based 25% on performance against the cumulative target and 25% each on annual performance against the three annual targets. Because the performance goals for a portion of these ROIC-based PSUs were not determined in 2021, under ASC Topic 718, that portion of the PSUs is not considered to have been granted for purposes of GAAP. Instead, the grant date fair value for that portion of the PSUs will be shown in the year in which the ROIC goals are set rather than in 2021. Accordingly, the following amounts included as 2023 compensation reflect the portion of the 2021 ROIC-based PSUs for which the performance goals were determined in 2023: Mr. Pinkham — $327,675; Mr. Rehard — $91,132; Mr. Morton — $46,414; and Mr. Valentyn — $56,746.
(3)	These amounts reflect the full grant date fair value of all option awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the option awards for 2023, 2022 and 2021 are included under the caption “Shareholders’ Equity” in Note 10 of the Notes to Consolidated Financial Statements in the 2023, 2022 and 2021 Annual Reports on Form 10-K, and such information is incorporated herein by reference.
(4)	The values shown are not current cash benefits, but rather actuarial calculations of the change in the accumulated benefit obligations under the Regal Pension Plan. Mr. Morton’s number of years of credited service under the Regal Pension Plan vary based on the applicable portion of the plan, with 29 years being his highest number of years of credited service.
(5)	The amounts shown include payments for personal benefits and for the other items identified in the following table. We provide a modest level of personal benefits to our NEOs. In addition to the items noted below, Mr. Pinkham’s and Mr. Valentyn’s spouses accompanied them on business travel on the company airplane during 2023, but, because there was no incremental cost associated with such spousal travel, no amount has been included in Mr. Pinkham’s or Mr. Valentyn’s 2023 compensation as a result of such travel.

Name	Company Car Use ($)	Relocation Reimbursement ($)	Club Membership Dues ($)	Life Insurance Premiums ($)	Executive Physical ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to SDCRP ($)	Pension Transition Credit Payment ($)	Total ($)
Louis V. Pinkham	4,450	—	16,150	1,872	—	13,200	197,400	—	233,072
Robert J. Rehard	6,717	—	—	1,872	—	13,200	132,090	—	153,879
Jerrald R. Morton	10,012	24,882	—	1,872	—	13,200	37,080	16,775	103,821
Thomas E. Valentyn	8,750	—	—	1,872	—	13,200	89,250	—	113,072
Kevin J. Zaba	6,154	—	—	1,872	—	13,200	41,040	—	62,266

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Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that the Committee made to our NEOs during fiscal 2023, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about these awards. Non-equity incentive plan awards are awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

Grants of plan-based awards table for fiscal 2023

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Date of Committee Action	Threshold ($)	Original Target ($)	Maximum ($) (at 200%)	Threshold (#)	Target (#)	Maximum (#)
Louis V. Pinkham	2/23/2023	1/23/2023				5,330	21,320	42,640				5,076,932
	2/23/2023	1/23/2023				–	2,125	4,250				327,675
	2/23/2023	1/23/2023							10,660			1,643,722
	2/23/2023	1/23/2023								30,327	154.2	1,643,723
			–	1,560,000	3,120,000
Robert J. Rehard	2/23/2023	1/23/2023				1,662	6,647	13,294				1,582,850
	2/23/2023	1/23/2023				–	591	1,182				91,132
	2/23/2023	1/23/2023							3,324			512,561
	2/23/2023	1/23/2023								8,292	154.2	512,515
			–	589,050	1,178,100
Jerrald R. Morton	2/23/2023	1/23/2023				932	3,729	7,458				887,987
	2/23/2023	1/23/2023				–	301	602				46,414
	2/23/2023	1/23/2023							1,864			287,529
	2/23/2023	1/23/2023								5,304	154.2	287,477
			–	412,000	824,000
Thomas E. Valentyn	2/23/2023	1/23/2023				882	3,526	7,052				839,646
	2/23/2023	1/23/2023				–	368	736				56,746
	2/23/2023	1/23/2023							1,763			271,855
	2/23/2023	1/23/2023								5,016	154.2	271,867
			–	382,500	765,000
Kevin J. Zaba	2/23/2023	1/23/2023				1,094	4,377	8,754				1,042,295
	2/23/2023	1/23/2023							2,189			337,544
	2/23/2023	1/23/2023								6,227	154.2	337,503
			–	456,000	912,000

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(1)	These columns reflect the estimated future payouts at the time these awards were granted under the ICP, based on the base salaries in effect as of December 31, 2023. The amounts earned under these awards based on performance during fiscal year 2023 are shown in the “Non-Equity Incentive Compensation” column for fiscal year 2023 in the Summary Compensation Table.
(2)	The first row in these columns for each NEO shows the range of potential payouts for the PSUs that we described in the section titled “The Elements of Total Compensation — Long-Term Incentives” in the Compensation Discussion and Analysis. The number of PSUs that are earned, if any, will be based on performance for fiscal years 2023 to 2025 and will be determined after the end of fiscal year 2025. The second row in these columns, and in the end column of this table, for each NEO other than Mr. Zaba shows the portion of the ROIC-based PSUs originally granted in 2021 that relate to an annual performance goal established in 2023, the second of the three annual performance periods to which a portion of such PSUs relates, and the fair value associated with such portion. Because the performance goals for that portion of these ROIC-based PSUs were not determined in 2021, under ASC Topic 718, that portion of the PSUs was not considered to have been granted for purposes of GAAP. Instead, the grant date fair value for that portion of the PSUs is shown in the year in which the ROIC goals are set rather than in 2021.
(3)	The amounts shown in this column reflect the number of RSUs we granted to each NEO pursuant to our 2023 Plan.

Equity Incentive Plan Awards

As reflected in the tables above, the Committee granted equity-based awards to our NEOs in January 2023, with effective grant dates of February 23, 2023. The Committee granted these awards under our 2018 Plan. Our equity incentive plans are administered by the Committee with respect to key employee participants, and the Committee generally has the authority to set the terms of awards under the plans except to the extent the plans specify such terms. Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these equity-based awards with an effective grant date at the beginning of the first open window period following the Committee’s action.

The RSUs granted by the Committee and shown in the table above had a grant date fair value determined pursuant to ASC Topic 718. These RSUs will vest one-third on each of the first, second and third anniversaries of the grant date.

The Committee also granted the SARs shown in the table above at a per-share base price of $154.20. The base price of the SARs equals the closing market price of a share of our common stock on the date of grant. These SARs will vest and become exercisable one-third on each of the first, second and third anniversaries of the grant date. The SARs will expire on February 23, 2033.

The Committee also granted the PSUs shown in the table above. The PSUs have a three-year performance period, from fiscal year 2023 to fiscal year 2025, and will be earned or forfeited based on total shareholder return relative to our peer group.

The RSUs and PSUs granted by the Committee in 2023 also include the right to receive the value of future quarterly dividends in the form of dividend equivalent units, or DEUs, which will be subject to the same terms and conditions, including vesting and time of settlement, as the underlying share or unit to which the DEU relates.

Awards under our 2018 Plan and our 2023 Equity Incentive Plan and any rights under such awards are generally not assignable, alienable, saleable or transferable by participants.

Incentive Compensation Plan Cash Awards

As reflected in the non-equity incentive columns of the tables above, our NEOs participated in the ICP during fiscal 2023, which is designed to promote the maximization of shareholder value over the long term. The ICP provides annual cash incentive opportunities to our NEOs if the Company meets or exceeds certain financial target metrics during the fiscal year. Company performance above target earns an annual cash incentive more than the target annual cash incentive while Company performance below target earns an annual cash incentive less than the target annual cash incentive. Under the ICP, all annual cash incentives earned are fully paid in a single cash payment following the end of that year.

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Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth information on outstanding stock options, SARs and other equity-based awards held by our NEOs on December 31, 2023, including the number of shares underlying both exercisable and unexercisable portions of each stock option and SAR as well as the exercise or grant price and expiration date of each outstanding option and SAR.

Outstanding equity awards at fiscal 2023 year-end

	Option Awards(1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Louis V. Pinkham(4)	42,420	10,605(5)	78.05	8/5/2029
	45,326	–	84.39	2/18/2030
	22,361	11,013(6)	133.77	2/23/2031
	11,125	21,598(7)	151.27	2/23/2032
	–	30,327(8)	154.20	2/23/2032
					19,887(9)	2,943,674	37,114	5,493,614
Robert J. Rehard	2,148	–	74.56	12/5/2025
	3,317	–	54.79	11/5/2026
	2,164	–	76.99	10/5/2027
	7,730	–	74.04	9/5/2028
	12,306	3,076(9)	78.05	8/5/2029
	12,340	–	84.39	2/18/2030
	6,215	3,061(10)	133.77	2/23/2031
	2,819	5,473(11)	151.27	2/23/2032
	–	9,456(12)	154.20	2/23/2032
					5,743(13)	850,079	10,649	1,576,265
Jerrald R. Morton	2,070	–	74.56	12/5/2025
	5,172	–	54.79	11/5/2026
	3,376	–	76.99	10/5/2027
	3,408	–	74.04	9/5/2028
	3,021	755(14)	78.05	8/5/2029
	6,170	–	84.39	2/18/2030
	3,166	1,559(15)	133.77	2/23/2031
	1,610	3,128(16)	151.27	2/23/2032
	–	5,304(17)	154.20	2/23/2032
					3,814(18)	568,362	6,016	890,488

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Thomas E. Valentyn	9,381	–	54.79	11/5/2026
	7,651	–	76.99	10/5/2027
	8,825	–	74.04	9/5/2028
	8,218	2,054(19)	78.05	8/5/2029
	7,404	–	84.39	2/18/2030
	3,870	1,905(20)	133.77	2/23/2031
	1,510	2,932(21)	151.27	2/23/2032
	–	5,016(22)	154.20	2/23/2032
	9,381	–	54.79	11/5/2026
					3,131(23)	463,451	5,670	839,273
Kevin J. Zaba	3,070	–	62.92	5/25/2028
	–	20,153(24)	98.16	2/16/2031
	2,718	5,278(25)	151.27	2/23/2032
	–	6,227(26)	154.20	2/23/2032
					6,047(27)	895,077	8,236	1,219,093
(1)	Exercisable stock options are vested. Unexercisable stock options vest as noted.
(2)	RSUs vest as noted. PSUs are shown in the table at their target levels and, solely for purposes of this table, exclude the impact of dividend equivalent reinvestments. As of the last day of fiscal year 2023, PSUs were eligible to be earned as follows, at their target levels: For Mr. Pinkham: 15,794 units were eligible to be earned based on performance through the end of fiscal year 2024 and 21,320 units were eligible to be earned based on performance through the end of the fiscal year 2024. For Mr. Rehard:4,002 units were eligible to be earned based on performance through the end of fiscal year 2024 and 6,647 units were eligible to be earned based on performance through the end of the fiscal year 2025. For Mr. Morton: 2,287 units were eligible to be earned based on performance through the end of fiscal year 2024 and 3,729 units were eligible to be earned based on performance through the end of the fiscal year 2025. For Mr. Valentyn: 2,144 units were eligible to be earned based on performance through the end of fiscal year 2024 and 3,526 units were eligible to be earned based on performance through the end of the fiscal year 2025. For Mr. Zaba: 3,859 units were eligible to be earned based on performance through the end of the fiscal year 2024 and 4,377 units were eligible to be earned based on performance through the end of fiscal year 2025. The PSUs shown as eligible to be earned in this table do not include additional PSUs that were credited pursuant to related DEUs. Such additional PSUs are subject to the same terms and conditions, including vesting and time of settlement, as the original PSUs.
(3)	Based on $148.02 per share closing price of our common stock on the New York Stock Exchange on the last trading day of our fiscal year 2023.
(4)	The vesting of Mr. Pinkham’s equity-based awards shown in this table is subject to the provisions of his employment agreement, which is described under the heading “Potential Payments on a Termination or Change in Control—Employment Agreement.”
(5)	These SARs vest with respect to 10,605 shares on 5/8/2024.
(6)	These SARs vest with respect to 11,013 shares on 2/23/2024.
(7)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(8)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(9)	RSUs generally vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(10)	These SARs vest with respect to 3,061 shares on 2/23/2024.
(11)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(12)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(13)	RSUs generally vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(14)	These SARs vest with respect to 755 shares on 5/8/2024.
(15)	These SARs vest with respect to 1,559 shares on 2/23/2024.
(16)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(17)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(18)	RSUs generally vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(19)	These SARs vest with respect to 2,054 shares on 5/8/2024.
(20)	These SARs vest with respect to 1,905 shares on 2/23/2024.
(21)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(22)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.

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(23)	RSUs generally vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(24)	These stock options vest with respect to 20,153 shares on 2/16/2024.
(25)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(26)	These SARs were granted ten years before the expiration date and vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.
(27)	RSUs generally vest 34% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary of the date of the grant.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options and SARs exercised and the stock awards that vested during the last fiscal year for each of our NEOs on an aggregate basis.

Option exercises and stock vested for fiscal 2023

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis V. Pinkham	0	0	44,117	7,113,626
Robert J. Rehard	0	0	11,487	1,852,329
Jerrald R. Morton	0	0	6,417	1,001,854
Thomas E. Valentyn	0	0	6,860	1,106,556
Kevin J. Zaba	0	0	3,050	489,465

Retirement Benefits

Pension Benefits

The following table sets forth the actuarial present value of the accumulated benefit under each defined benefit plan for Mr. Morton, assuming benefits are paid at normal retirement age based on current levels of compensation. None of our other NEOs participate in any non-tax-qualified defined benefit plan. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for Mr. Morton are included under the caption “Retirement and Post-Retirement Plans” in Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 and such information is incorporated herein by reference. The table also shows the number of years of credited service under the plan, computed as of the same pension plan measurement date used in our audited financial statements for the year ended December 31, 2023. The table also reports any pension benefits paid to Mr. Morton during the year.

Pension benefits for fiscal 2023

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jerrald R. Morton	Regal Pension Plan (qualified)	29(1)	387,329	–

(1)	Mr. Morton’s number of years of credited service vary based on the applicable portion of the former Regal Power Transmission Solutions Pension Plan, which was merged into the Regal Pension Plan effective 1/1/2017.

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Regal Pension Plan

Mr. Morton participates in the Regal Pension Plan, which is a defined benefit pension plan that, prior to being closed to new participants, covered substantially all employees of Regal Beloit America, Inc., a subsidiary of the Company, who were compensated in whole, or in part, on a salaried basis. A number of defined benefit pension plans have been merged into the Regal Pension Plan, including the former Regal Power Transmission Solutions Plan, which was merged effective January 1, 2017, and was frozen with no new accruals effective February 1, 2020. The Regal Power Transmission Solutions Plan was a plan established at the time the Company acquired its Power Transmission Solutions business from Emerson Electric Co. on February 1, 2015, to mirror the defined benefit pension plan that was maintained for certain employees of the acquired business, including Mr. Morton. Eligibility under the former Regal Power Transmission Solutions Plan was based on being an active employee of the acquired business and a participant in a qualifying portion of the Emerson Electric Retirement Plan as of January 31, 2015.

The Regal Power Transmission Solutions Plan portion of the Regal Pension Plan provides benefits based on a formula that considers, among other items, average compensation, average social security wage base and pension credited service. Compensation and service for this formula includes compensation and service earned with Emerson Electric Co. through January 31, 2015, as well as with Regal Beloit America after that date through the date benefit accruals were frozen effective February 1, 2020. The benefit payable under the Regal Pension Plan is offset, however, by the benefit accrued under the Emerson Electric Co. Retirement Plan through January 31, 2015.

A participant becomes eligible to receive benefits under the former Regal Power Transmission Solutions Plan portion of the Regal Pension Plan the first of the month after they either reach the age of 65, or reach the age of 55 and have a minimum of 0 to 10 years of continuous service, depending on the applicable plan appendix. The Committee does not have discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for these benefits.

Mr. Morton started participating in the SDCRP after the Regal Pension Plan was frozen with no new accruals effective February 1, 2020.

Nonqualified Defined Contribution Retirement Benefits

The table below sets forth information regarding  the participation of Mr. Pinkham, Mr. Rehard, Mr. Morton, Mr. Valentyn and Mr. Zaba in our Supplemental Retirement Plan (“SRP”) (which was previously referred to as the Supplemental Defined Contribution Retirement Plan, or SDCRP). The SRP provides certain officers, including each of the NEOs, with fixed annual Company contributions equal to a percentage of total target cash compensation (which includes base salary plus the participant’s target ICP payout). The Company’s contribution percentage varies based on years of service as an officer of the Company and the year the participant became eligible for the SRP. The contribution percentages applicable to participants who were first eligible to participate in the SRP prior to 2020, which include Mr. Pinkham, Mr. Rehard and Mr. Valentyn, are set forth in the following table:

Years of Service as an Officer of the Company	Company Contribution %
0-5	7% per year
6-10	10% per year
11+	12% per year

The contribution percentages applicable to participants who were first eligible to participate in the SDCRP during the 2020 plan year (or any subsequent plan year), which include Mr. Morton and Mr. Zaba, are set forth in the following table:

Years of Service as an Officer of the Company	Company Contribution %
0-5	4% per year
6-10	6% per year
11+	9% per year

Participants can elect to invest contributions, with the SRP’s investment options being similar to the investment options under the Company’s 401(k) plan. The fixed Company contributions become vested after three years of service without regard to the participant’s age. During 2023, participants were not permitted to make contributions to their accounts under the SRP. Plan accounts are distributed upon termination of employment in a lump sum or installments, as elected by the participant.

Effective January 1, 2024, we amended the SRP to:

•	Expand participation to include non-employee directors and U.S. employees whose annual compensation exceeds the amount that is permitted to be considered under the Company’s 401(k) plan;
•	Permit employee participants to defer up to 75% of base salary into the plan and non-employee directors to defer 100% of cash fees;

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•	Provide employee participants who do not receive the fixed company contributions described above with matching contributions and discretionary non-elective contributions, similar to those provided under the Company’s 401(k) plan. Since the NEOs receive the fixed company contributions, they will not be eligible for the matching contributions and new non-elective contributions.
•	Permit participants to elect to receive in-service distributions for amounts contributed in 2024 or later.

Nonqualified Deferred Compensation for Fiscal 2023

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(1)	Aggregate earnings (losses) in last FY ($)	Aggregate withdrawals/ distributions in last Fiscal Year ($)	Balance at Fiscal Year End ($)(2)
Louis V. Pinkham	SDCRP	—	197,400	93,527	—	890,350
Robert J. Rehard	SDCRP	—	132,090	54,917	—	506,340
Jerrald R. Morton	SDCRP	—	37,080	12,597	—	131,265
Thomas E. Valentyn	SDCRP	—	89,250	49,969	—	478,064
Kevin J. Zaba	SDCRP	—	41,040	5,476	—	92,754
(1)	The amounts shown in this column were reported in the “All Other Compensation” column of the Summary Compensation Table for 2023.
(2)	The amounts shown in this column include $796,067 for Mr. Pinkham, $384,297 for Mr. Rehard, $119,389 for Mr. Morton, $411,561 for Mr. Valentyn and $76,426 for Mr. Zaba that was previously reported in the Summary Compensation Table in any year.

Potential Payments on a Termination or Change in Control

On November 3, 2023, we established the Executive Severance Policy (the “Severance Policy”) and, at the same time, we terminated the NEOs’ KEESAs and amended Mr. Pinkham’s employment agreement.

Pinkham Employment Agreement

Under Mr. Pinkham’s employment agreement, Mr. Pinkham became CEO on April 1, 2019. The benefits provided under the employment agreement, to Mr. Pinkham include the following:

•	a base salary of $950,000 per year (Mr. Pinkham’s base salary for 2023 was $1,200,000);
•	eligibility for an annual cash bonus based on the achievement of company performance goals, with a target award opportunity equal to 110% of base salary (Mr. Pinkham’s target award opportunity for 2023 was equal to 135% of base salary);
•	eligibility for annual equity awards;
•	relocation benefits; and
•	participation in our other employee benefit plans, including the SRP, in accordance with the terms of such plans.

His employment agreement also provides that Mr. Pinkham will be subject to our confidentiality and restrictive covenant agreements.

Prior to its amendment in November 2023, Mr. Pinkham’s employment agreement provided for severance benefits upon certain terminations of employment. Specifically, it provided that if we terminated Mr. Pinkham without cause or if he resigned for good reason, then he would be entitled to cash severance equal to two times his annual base salary. In addition, it provided that, upon his termination by us without cause, by him for good reason, or as a result of his death or disability, Mr. Pinkham would have been entitled to receive a pro rata bonus for the year of termination. To receive the severance benefits (other than as a result of his death or disability), Mr. Pinkham would be required to sign a general release of claims against us.

“Good reason” was defined in Mr. Pinkham’s employment agreement generally to include certain material reductions in his base salary or target bonus opportunity, certain relocations of his principal place of employment, any material breach by us of any agreement between us and Mr. Pinkham, or certain material, adverse changes in his position, authorities, duties, or responsibilities.

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“Cause” was defined in Mr. Pinkham’s employment agreement generally to include certain willful and material failures to perform or instances of gross negligence; his willful and material failure to comply with any valid and legal directive of the Board; his engagement in certain acts of dishonesty, illegal conduct, or misconduct; his embezzlement, misappropriation, or fraud, or theft of company property; his conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; his material breach of any material obligation under any written agreement with us; or certain material failures to comply with material provisions of our written policies or rules.

Executive Severance Policy

The Severance Policy provides the severance and other benefits described below. Any severance benefits paid under the Severance Policy are subject to the participant’s execution of a general release of claims against the Company, and certain employment protections following a change in control.

Upon a termination without cause or for good reason other than in connection with a change in control, the Severance Policy provides the following benefits: a lump sum cash payment equal to 1.0x (2.0x for Mr. Pinkham) the sum of the participant’s base salary plus target annual bonus; a pro-rated annual cash bonus for the year of termination based on actual performance results;  and continued health benefits plan coverage for 12 months (24 months for Mr. Pinkham).

If a change in control occurs, then (1) participants will receive the employment protections described below for a two-year period following the change in control, and (2) in the case of a termination of employment without cause or for good reason during the period beginning 180 days before the change in control and ending two years after the date of the change in control (a “Change in Control Termination”), the terminated participant would be entitled to the enhanced severance benefit described below.

•	The employment protections are as follows: the Company cannot demote the participant nor decrease the participant’s base salary, annual bonus opportunity, fringe benefits, or welfare plan benefits; the participant must be eligible to participate in all retirement plans and other benefit plans in which similarly situated employees participate; and the Company must consider base salary increases commensurate with the Company’s policies before the change in control.

•	The enhanced severance benefits are as follows: a lump sum cash payment equal to 2.0x (3.0x for Mr. Pinkham) multiplied by the sum of (a) the participant’s base salary plus (b) the greater of current target bonus or average bonus paid for the prior three years, plus (c) the value of annual fringe benefits; a pro-rata target bonus for the year of termination; continued medical, dental and life insurance benefits for 2 years (3 years for Mr. Pinkham); full vesting of nonqualified retirement plan benefits; a cash makeup payment for the estimated value of any company contributions that would have accrued under the Company’s qualified and nonqualified retirement plans if the participant had remained employed for 2 additional years (3 years for Mr. Pinkham); full vesting of all outstanding equity awards (assuming target performance, if applicable); reimbursement of up to $15,000 for tax or legal advisory fees; and outplacement services (up to a value of 10% of the participant’s base salary).

A change in control under the Severance Policy generally means any of the following: (1) a person or entity acquires 20% or more of our common stock; (2) a change occurs in the composition of our Board that is not approved by at least two-thirds of the existing directors; (3) our shareholders approve a merger, consolidation or share exchange other than one that would result in less than a 50% change in ownership of us as the surviving entity; or (4) our shareholders approve a plan for our dissolution or liquidation.

Good reason and cause have slightly different definitions before and after a change in control. Before a change in control, the definitions are generally the same as the definitions in Mr. Pinkham’s employment agreement described above. The definitions that apply after a change in control are slightly more executive friendly to provide additional protections when they may have increased uncertainly over their job security, and are as follows:

•	“cause” means that the NEO (1) engaged in intentional conduct not taken in good faith that has caused us demonstrable and serious financial injury, (2) is convicted of a felony which substantially impairs the NEO’s ability to perform his duties, or (3) willfully and unreasonably refuses to perform his duties or responsibilities.

•	“good reason” is triggered if the Company (1) breaches the Severance Policy or any agreement we have with the NEO, (2) reduces the NEO’s base salary, annual bonus, or other benefits; (3) removes the NEO from any position that they hold with the Company; (4) materially and adversely changes the NEO’s working conditions or status; (5) relocates the NEO, or (6) requires the NEO to travel 20% more frequently than prior to the change in control.

If a participant’s employment is terminated due to death or disability at any time, then the participant (or estate or beneficiaries) will be entitled to receive a pro-rata bonus for the year of termination (based on actual performance if before a change in control and target performance if after a change in control).  If the participant retires from the Company, then the participant will not receive any additional benefits under the Severance Policy.

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Equity Incentive Plans

Awards granted under our equity incentive plans are generally treated as follows:

•	If we terminate an NEO’s employment other than for “cause,” all outstanding stock option and SAR awards generally expire 180 days following the termination (other than Mr. Zaba’s legacy Rexnord PMC stock option awards, which expire 90 days following the termination) and all unvested restricted stock and PSU awards are forfeited, subject, under certain circumstances, to exceptions permitted by the Committee. “Cause” is defined under our equity incentive plans as (i) the participant’s commission of any felony; (ii) the participant’s fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information; or (iii) other acts or omissions by the participant that result in a breach of any fiduciary duty the participant owes to us.

•	If an NEO’s employment is terminated for cause, restricted stock and PSU awards that have not vested are generally forfeited immediately, and each unexpired and uncancelled stock option or SAR award, to the extent not previously exercised, terminates immediately.

•	If an NEO’s employment terminates due to death or disability, then our award agreements generally provide that the NEO will vest in a pro-rata portion of their restricted stock and SAR awards, and the SARs will be exercisable for one year. PSUs will generally be paid following the end of the performance period based on actual performance, but prorated based on the portion of the performance period completed at the time of death. However, the Board has the discretion to fully accelerate the vesting of all awards in the event of death and disability.

•	If an NEO retires, then the NEO will generally continue to vest in all outstanding equity awards as though the NEO had not retired, except that the PSUs will be prorated to reflect only the portion of the performance period that the NEO was actually employed. SARs will be exercisable for 3 years following termination However, our equity incentive plans provide that the Board generally has discretion to accelerate the vesting of any unvested PSUs.

•	If an NEO voluntarily resigns, then all unvested equity awards will be forfeited and the NEO’s SARs will generally remain exercisable for 90 days.

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Tables Summarizing Payments Upon Termination or Change in Control

The following tables describe the potential payments upon various events of termination and change in control. These tables assume that the triggering event or events occurred on December 31, 2023, the last day of our fiscal year, and the price per share of our common stock was $148.02, the closing market price on the last trading day prior to such date.

The following table sets forth certain information relating to the compensation of Mr. Pinkham, our CEO, upon a change in control of our Company and following a termination of Mr. Pinkham’s employment.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination/ Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Cash Incentive	—	1,760,822	—	—	1,760,822	1,760,822
ICP Cash Incentive Deferred from Prior Years	—	—	—	—	—	—
Termination Payment	—	2,400,000	—	—	9,492,935	—
Restricted Stock
Unvested and Accelerated	—	—	—	2,315,482	2,315,482	2,315,482
SARs
Unvested and Accelerated	—	—	—	684,733	684,733	684,733
PSUs
Unvested and Accelerated	—	—	—	11,424,735	11,424,735	12,614,316
Benefits and Perquisites:
Cash Payment Under Retirement Plans	—	—	—	—	—	—
Post-termination Health & Life Insurance	—	—	—	—	28,319	—
Life Insurance Proceeds(3)	—	—	—	—	—	—
Disability(4)	—	—	—	—	—	120,000
Accrued Vacation Pay	92,308	92,308	92,308	—	92,308	92,308
Accounting and Legal Services	—	—	—	—	15,000	—
Outplacement Services	—	—	—	—	120,000	—
280G Tax Cutback	—	—	—	—	—	—
Total:	92,308	4,253,130	92,308	14,424,950	25,934,334	17,587,661(5)
(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.
(2)	For purposes of calculating the benefits that would be received in connection with a change in control of our Company, we have assumed that no reduction would occur under our arrangements with the NEO that provide for a “best net” approach to potential excise taxes under Section 280G of the Code. The “best net” approach would either reduce the benefits to a level that would not trigger the imposition of the excise taxes or pay the benefits in full, whichever would provide the better after-tax result to the NEO. The amounts shown in the column titled “Involuntary or Good Reason Termination/Change in Control” assume the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.
(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.
(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

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The following table set forth certain information relating to the compensation of Mr. Rehard, our Executive Vice President, Chief Financial Officer, upon a change in control of our Company and following a termination of Mr. Rehard’s employment.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination/ Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Cash Incentive	—	665,537	—	—	665,537	665,537
ICP Cash Incentive Deferred from Prior Years	—	—	—	—	—	—
Termination Payment	—	—	—	—	2,831,650	—
Restricted Stock
Unvested and Accelerated	—	—	—	692,365	692,365	692,365
SARs
Unvested and Accelerated	—	—	—	198,029	198,029	198,029
PSUs
Unvested and Accelerated	—	—	—	3,177,186	3,177,186	3,177,186
Benefits and Perquisites:
Cash Payment Under Retirement Plans	—	—	—	—	—	—
Post-termination Health & Life Insurance	—	—	—	—	56,580	—
Life Insurance Proceeds(3)	—	—	—	—	—	—
Disability(4)	—	—	—	—	—	120,000
Accrued Vacation Pay	54,923	54,923	54,923	—	54,923	54,923
Accounting and Legal Services	—	—	—	—	15,000	—
Outplacement Services	—	—	—	—	71,400	—
280G Tax Cutback	—	—	—	—	—	—
Total:	54,923	720,460	54,923	4,067,580	7,762,670	4,908,040(5)
(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.
(2)	For purposes of calculating the benefits that would be received in connection with a change in control of our Company, we have assumed that no reduction would occur under our arrangements with the NEO that provide for a “best net” approach to potential excise taxes under Section 280G of the Code. The “best net” approach would either reduce the benefits to a level that would not trigger the imposition of the excise taxes or pay the benefits in full, whichever would provide the better after-tax result to the NEO. The amounts shown in the column titled “Involuntary or Good Reason Termination/Change in Control” assume the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.
(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.
(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

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The following table sets forth certain information relating to the compensation of Mr. Morton, Executive Vice President & President of Industrial Powertrain Solutions operating segment, upon a change in control of our Company and following a termination of Mr. Morton’s employment.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination/ Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Cash Incentive	—	352,035	—	—	352,035	352,035
ICP Cash Incentive Deferred from Prior Years	—	—	—	—	—	—
Termination Payment	—	—	—	—	—	—
Restricted Stock
Unvested and Accelerated	—	—	—	519,984	519,984	519,984
SARs
Unvested and Accelerated	—	—	—	52,111	52,111	52,111
PSUs
Unvested and Accelerated	—	—	—	1,559,360	1,559,360	1,559,360
Benefits and Perquisites:
Cash Payment Under Retirement Plans	—	—	—	—	—	—
Post-termination Health & Life Insurance	—	—	—	—	—	—
Life Insurance Proceeds(3)	—	—	—	—	—	—
Disability(4)	—	—	—	—	—	129,000
Accrued Vacation Pay	39,615	39,615	39,615	—	39,615	39,615
Accounting and Legal Services	—	—	—	—	—	—
Outplacement Services	—	—	—	—	—	—
280G Tax Cutback	—	—	—	—	—	—
Total:	39,615	391,650	39,615	2,131,455	2,523,105	2,652,105(5)
(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.
(2)	For purposes of calculating the benefits that would be received in connection with a change in control of our Company, we have assumed that no reduction would occur under our arrangements with the NEO that provide for a “best net” approach to potential excise taxes under Section 280G of the Code. The “best net” approach would either reduce the benefits to a level that would not trigger the imposition of the excise taxes or pay the benefits in full, whichever would provide the better after-tax result to the NEO. The amounts shown in the column titled “Involuntary or Good Reason Termination/Change in Control” assume the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.
(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.
(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

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The following table sets forth certain information relating to the compensation of Mr. Valentyn, our Executive Vice President, General Counsel and Secretary, upon a change in control of our Company and following a termination of Mr. Valentyn’s employment. As previously disclosed by the Company and noted above, Mr. Valentyn intends to retire from his employment with the Company during the first half of 2024.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination/ Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Cash Incentive	—	433,754	—	—	433,754	433,754
ICP Cash Incentive Deferred from Prior Years	—	—	—	—	—	—
Termination Payment	—	—	—	—	2,005,282	—
Restricted Stock
Unvested and Accelerated	—	—	—	430,642	430,642	430,642
SARs
Unvested and Accelerated	—	—	—	131,631	131,631	131,631
PSUs
Unvested and Accelerated	—	—	—	548,627	548,627	548,627
Benefits and Perquisites:
Cash Payment Under Retirement Plans	—	—	—	—	—	—
Post-termination Health & Life Insurance	—	—	—	—	57,420	—
Life Insurance Proceeds(3)	—	—	—	—	—	—
Disability(4)	—	—	—	—	—	112,740
Accrued Vacation Pay	39,231	39,231	39,231	—	39,231	39,231
Accounting and Legal Services	—	—	—	—	—	—
Outplacement Services	—	—	—	—	—	—
280G Tax Cutback	—	—	—	—	—	—
Total:	39,231	472,985	39,231	1,110,900	3,712,587	1,696,625(5)
(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.
(2)	For purposes of calculating the benefits that would be received in connection with a change in control of our Company, we have assumed that no reduction would occur under our arrangements with the NEO that provide for a “best net” approach to potential excise taxes under Section 280G of the Code. The “best net” approach would either reduce the benefits to a level that would not trigger the imposition of the excise taxes or pay the benefits in full, whichever would provide the better after-tax result to the NEO. The amounts shown in the column titled “Involuntary or Good Reason Termination/Change in Control” assume the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.
(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.
(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

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The following table sets forth certain information relating to the compensation of Mr. Zaba, Executive Vice President and President of our Automation and Motion Control operating segment, upon a change in control of our Company and following a termination of Mr. Zaba’s employment.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination/ Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Cash Incentive	—	391,079	—	—	391,079	391,079
ICP Cash Incentive Deferred from Prior Years	—	—	—	—	—	—
Termination Payment	—	—	—	—	—	—
Restricted Stock
Unvested and Accelerated	—	—	—	831,351	831,351	831,351
SARs
Unvested and Accelerated	—	—	—	805,112	805,112	805,112
PSUs
Unvested and Accelerated	—	—	—	548,627	548,627	548,627
Benefits and Perquisites:
Cash Payment Under Retirement Plans	—	—	—	—	—	—
Post-termination Health & Life Insurance	—	—	—	—	—	—
Life Insurance Proceeds(3)	—	—	—	—	—	—
Disability(4)	—	—	—	—	—	120,000
Accrued Vacation Pay	43,846	43,846	43,846	—	43,846	43,846
Accounting and Legal Services	—	—	—	—	—	—
Outplacement Services	—	—	—	—	—	—
280G Tax Cutback	—	—	—	—	—	—
Total:	43,846	434,925	43,846	2,185,090	2,620,015	2,191,388(5)
(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.
(2)	For purposes of calculating the benefits that would be received in connection with a change in control of our Company, we have assumed that no reduction would occur under our arrangements with the NEO that provide for a “best net” approach to potential excise taxes under Section 280G of the Code. The “best net” approach would either reduce the benefits to a level that would not trigger the imposition of the excise taxes or pay the benefits in full, whichever would provide the better after-tax result to the NEO. The amounts shown in the column titled “Involuntary or Good Reason Termination/Change in Control” assume the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.
(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.
(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

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We set forth below a description of the facts and assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all the above tables relating to potential payments upon termination.

Impact of Certain Terminations of Employment

Current Year ICP Annual Cash Incentive

Under the ICP, in the event of a termination of the NEO prior to payment, the NEO is not entitled to receive any portion of the ICP incentive, although the Committee may exercise its discretion to make a payment in the event the termination is due to retirement.

Equity Awards

With respect to payments in the event of death, disability, and retirement, the tables assume the Board exercises its discretion permitted under our equity incentive plans to fully vests all outstanding SARs, restricted stock and PSUs (assuming target performance for all PSUs).

Post-Termination Health Care Benefits

The NEO will be covered under our health insurance (at active employee rates) for, in the case of Pinkham, two years or, in the case of the other NEOs, one year, unless the NEO obtains equal or greater benefits from another employer. We have assumed the NEO will not obtain benefits from another employer.

Life Insurance Proceeds

Life insurance proceeds are the death benefits on Company paid life insurance. No life insurance payments will be made in connection with a termination for disability.

Impact of Change in Control Terminations

Except as otherwise noted, the following items apply only to a termination in the context of a change in control for Mr. Pinkham, Mr. Rehard and Mr. Valentyn. We assume the termination is without cause or by the NEO with good reason. Further, we assume that the change in control and the NEO’s termination of employment both occurred on December 31, 2023, the last day of our fiscal year.

Supplemental Retirement Plans

Per the terms of the SRP, the NEOs forfeit their fixed company contributions upon termination of employment prior to attaining three years of service (without regard to the participant’s age), except that the participant will become 100% vested in their account balance upon a termination due to death. In addition, under the Executive Severance Policy, in the event an NEO is terminated due to a change in control, they would become 100% vested in their SRP account balance.

Cash Payment Under Retirement Plans

The amounts relating to the cash payments under our retirement plans in the tables above reflect the cash payment that is equal to the value of additional retirement benefits that each NEO would have received if he remained employed with our Company for an additional three years, in the case of Mr. Pinkham, or two years, in the case of the other NEOs.

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Post-Retirement Health Care Benefits

The NEO will be covered under our health, dental and life insurance (at no cost to the NEO) for, in the case of Pinkham, three years or, in the case of the other NEOs, two years, unless the NEO obtains equal or greater benefits from another employer. We have assumed the NEO will not obtain benefits from another employer.

Accounting and Legal Services

We are obligated to reimburse the NEO for up to $15,000 for accounting and legal services related to the calculation of the tax gross-up amount described below under “Section 280G Cut Back.” The tables assume the entire amount is reimbursed to the NEO.

Outplacement

The NEO will be entitled to receive outplacement services up to the amount that is equal to ten percent (10%) of the NEO’s base salary. The tables assume the NEO will use the full amount of this benefit.

Section 280G Cutback

Upon a change in control of our Company the NEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We adopted a policy prohibiting provisions for the reimbursement of excise taxes that are imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursement for Section 280G excise taxes in new change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Mr. Valentyn in October 2016, Mr. Rehard in April 2018 and Mr. Pinkham in 2019. To address Section 280G, the agreements with Mr. Pinkham, Mr. Valentyn and Mr. Rehard include a “best of” provision pursuant to which, if the amounts payable under the agreement or any other of our plans or agreements with the NEO would constitute an excess parachute payment and result in an excise tax being imposed on the NEO, then the NEO will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the NEO. Our newly adopted Executive Severance Plan also includes a “best of” provision rather than providing any excise tax gross-up.

Non-Competition

As a condition to each NEO’s entitlement to receive the severance payments and other benefits described in this section, the NEO is required to execute a waiver of claims and be bound by the terms of a non-competition agreement which prohibits the NEO from working in a business that engages in substantial competition with us, for a period of one year from the NEO’s termination of employment. Our Board may waive this provision. In addition, as a condition to each NEO’s entitlement to participate in the ICP, the NEO must agree to certain non-competition restrictions.

Pay Ratio

As required in Item 402(u) of Regulation S-K, we have estimated the ratio of the 2023 annual total compensation of our CEO to the total compensation of our median employee, taking into account our global workforce, was 624 to 1. We also estimated on a voluntary basis the ratio of the 2023 annual total compensation of our CEO to the total compensation of our median U.S. employee, which was 189 to 1. We describe the identification and calculation of these employees and ratios below.

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Median Global Employee

CEO 2023 Total Compensation	$11,805,489
Median Global Employee Total Compensation	$18,914
Ratio	624:1

We compete on a global scale. The majority of our manufacturing plants and more than two-thirds of our employees are located outside the United States, including our median employee referenced above, who is located in Mexico. The countries with our largest number of employees are Mexico, China, the United States and India.

SEC rules permit the Company to use the median employee that was identified in connection with our 2022 pay ratio disclosure for purposes of this 2023 pay ratio disclosure, provided there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would significantly affect our pay ratio disclosure. During 2023, there was a change to our employee population as a result of the Altra acquisition however, in accordance with SEC rules, Altra employees that joined the company as a result of the acquisition have been omitted from our pay ratio analysis in this disclosure.  Aside from the Altra acquisition, during 2023 there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. We have used the same median employee as the basis for comparison in 2023 as the median employee we used in 2022.

We identified our median employee for 2022 according to the following process. First, we examined the base salary or wages that we paid during 2022 to substantially all of our employees, whether full-time or part-time, that we employed as of October 31, 2022. Our total numbers of U.S. and non-U.S. employees as of October 31, 2022 were 5,672 and 18,744, respectively. However, as allowed by the SEC rule, we excluded from our pay ratio analysis 228 employees located in the Netherlands, 225 employees located in the Philippines, 154 employees located in Australia, 141 employees located in Slovakia, 139 employees located in the United Kingdom, 85 employees located in Spain, 49 employees located in South Africa, 48 employees located in Belgium, 18 employees located in Sweden, 17 employees located in Singapore, 16 employees located in each of Chile and the United Arab Emirates, 14 employees located in New Zealand, nine employees located in France, three employees located in the Russian Federation, two employees in each of Turkey and South Korea, and one employee in each of Slovenia, Indonesia and Egypt under the de minimis exception. For employees residing outside the United States, we then converted their annual base salary into U.S. dollars using the average exchange rate for the compensation period. For employees with less than one year of service, we annualized their pay. We then identified a small sampling of employees that received base wages at or near the median base wage. From this sampling of similarly situated employees, we selected our representative median employee for purposes of calculating the ratio.

To arrive at the median employee’s total annual compensation for 2023, we added together all the elements of such median employee’s compensation for 2023 in the same way that we calculate the annual total compensation of our NEOs in the Summary Compensation Table. We then compared that number to Mr. Pinkham’s total compensation for 2023.

Median U.S. Employee

CEO 2023 Total Compensation	$11,805,489
Median U.S. Employee Total Compensation	$62,342
Ratio	189:1

Although we operate on a worldwide basis, the form and amount of Mr. Pinkham’s annual total compensation is largely influenced by prevailing market practices in the United States, as is the compensation of our other U.S. employees. In addition, we are incorporated and headquartered in Wisconsin, and our common stock is traded on the NYSE. For these reasons, we think that it is useful to understand the relationship between Mr. Pinkham’s annual total compensation and our median U.S. employee’s annual total compensation. Our median U.S. employee was identified by a process similar to that described above for our median global employee however, we concluded it was no longer appropriate to use the same median U.S. employee identified in 2022 due to a change in their individual employment circumstances.  Consistent with SEC rules, we identified another median U.S. employee for this 2023 disclosure whose compensation was similar and adjacent to the 2022 median U.S. employee’s compensation in 2022.

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Pay Versus Performance

In 2022, the SEC adopted rules requiring us to disclose information that compares our NEO compensation to our prescribed financial performance measures. The table below sets forth our pay versus performance disclosure in accordance with Item 402(v) of Regulation S-K.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year(a)	Summary Compensation Table Total for PEO ($)(b)	Compensation Actually Paid to PEO ($)(c)	Compensation Table Total for Non-PEO NEOs ($)(d)	Compensation Actually Paid to Non-PEO NEOs ($)(e)	RRX TSR ($)(f)	S&P 400 Industrials Index TSR ($)(g)	Net Income ($ in millions)(h)	Adjusted EPS ($)(i)
2023	11,805,489	13,704,600	2,960,510	3,233,320	189.28	174.04	138.8	9.15
2022	8,644,999	(1,518,528)	2,177,056	299,495	151.96	132.42	488.9	10.75
2021	7,401,555	19,141,375	1,882,286	4,227,764	213.28	149.62	209.9	8.59
2020	6,402,153	12,436,776	1,639,005	1,682,669	145.52	116.49	189.3	4.92

(a)	This statement includes four years (2020, 2021, 2022 and 2023) rather than five because this is a transition year for the new regulation.

(b)	The principal executive officer (“PEO”) is Louis V. Pinkham for all years shown.

(c)	Compensation actually paid (“CAP”) to our PEO reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below.

Year	2020	2021	2022	2023
SCT Total Compensation ($)	6,402,153	7,401,555	8,644,999	11,805,489
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(3,830,534)	(4,226,987)	(5,846,486)	(8,364,427)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that are Outstanding and Unvested at End of Year ($)	6,701,653	8,303,585	3,906,965	6,245,153
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	3,163,504	6,844,214	(5,742,851)	1,434,379
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	—	156,536	—	—
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	—	662,472	(2,375,482)	2,911,682
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—	—	(105,673)	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—	—
Compensation Actually Paid ($)	12,436,776	19,141,375	(1,518,528)	13,704,600

(d)	The following are included in the average figures shown:
2020: Mr. Rehard, Mr. Schlemmer, Mr. Valentyn, Mr. Kunze, Mr. Morton.
2021: Mr. Rehard, Mr. Valentyn, Mr. Kunze, Mr. Morton.
2022: Mr. Rehard, Mr. Zaba, Mr. Morton, Mr. Valentyn.
2023: Mr. Rehard, Mr. Zaba, Mr. Morton, Mr. Valentyn.

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(e)	Compensation actually paid (CAP) to our non-PEO NEOs reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below. The assumptions used to calculate the fair values did not differ materially from the assumptions used to calculate the fair values as of the grant dates.

Year	2020	2021	2022	2023
Non-PEO NEOs	See column (d) note above	See column (d) note above	See column (d) note above	See column (d) note above
SCT Total Compensation ($)	1,639,005	1,882,286	2,177,056	2,960,510
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(537,264)	(840,292)	(1,122,664)	(1,792,882)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	939,965	1,568,075	760,195	1,338,630
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	563,623	1,349,327	(1,088,918)	333,338
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	—	62,160	—	0
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(18,097)	229,193	(412,434)	449,437
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	(831,941)	(22,985)	(13,740)	0
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(122,408)	—	—	(7,140)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	49,786	—	—	—
Compensation Actually Paid ($)	1,682,669	4,227,764	299,495	3,233,320

(f)	Represents our total shareholder return (TSR) for the measurement periods ending December 31 of each of 2020, 2021, 2022 and 2023, respectively.
(g)	Represents the TSR of the S&P 400 Industrials Index for the measurement periods ending on December 31 of each of 2020, 2021, 2022 and 2023, respectively.
(h)	Reflects “Net Income” in the Company’s audited financial statement included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2020, 2021, 2022 and 2023.
(i)	Company-selected measure is adjusted earnings per share, defined as earnings per share adjusted for restructuring and related costs, transaction and related costs, goodwill impairment, inventory step-up adjustment, intangible amortization, share-based compensation expense, gain on sale of assets, impairments and exist related costs and discrete tax items, calculated as set forth in our earnings release for the fiscal year ended December 31, 2023.

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Relationship between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our PEO and non-PEO NEOs in 2020, 2021, 2022 and 2023, to (1) our TSR and the TSR of the S&P 400 Industrials Index, (2) our net income and (3) our adjusted earnings per share.

CAP vs. TSR
Compensation Actually Paid (000s)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
TSR Return on Investment of $100
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
2019
2020
2021
2022
2023
$100.00
$145.52
$116.49
$12,437
$1,683
$213.28
$19,171
$149.62
$4,228
$151.96
$132.42
$299
-$1,519
$189.28
$174.04
$13,705
$3,233
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
S&P 400 Industrials Index TSR

CAP vs. Net Income
Compensation Actually Paid (000s)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
Net Income ($M)
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
$12,437
$189
$1,683
$19,171
$210
$4,228
$489
$299
-$1,519
$13,705
$139
$3,233
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Adjusted EPS
Compensation Actually Paid (000s)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
Adjusted EPS
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
2020
2021
2022
2023
$12,437
$4.92
$1,683
$8.59
$19,171
$4,228
$10.75
$299
-$1,519
$9.15
$13,705
$3,233
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Adjusted EPS

Most Important Measures to Determine 2023 Compensation Actually Paid

The four performance measures listed below represent the most important metrics we used to link CAP to financial performance for 2023 as further described in our Compensation Discussion and Analysis.

Most Important Performance Measures
1.	Adjusted Earnings Per Share
2.	Free Cash Flow
3.	Total Shareholder Return
4.	Return on Invested Capital

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Risk Assessment of Compensation Policies and Practices

We seek to design our compensation policies and practices to reflect a balanced approach between incentives to achieve short-term and longer-term objectives, both of which we believe will help us achieve sustained growth and success over the long term. While we recognize that the pursuit of our financial performance objectives and the link between the amount of compensation earned under our incentive arrangements and achievement of the objectives may lead to employee behavior that increases certain risks to our Company, we believe that we have designed our compensation programs and policies to mitigate these concerns and help to ensure that our policies and practices are consistent with our risk profile.

Our Board relies on the Committee to address significant risk exposures facing the Company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Committee, with the assistance of management and our independent compensation consultants, periodically evaluates our compensation policies and practices to assess whether the risks arising from these policies and practices are likely to have a material adverse effect on our Company and to assess the effect on these risks of any changes to our enterprise risk profile. The Committee did not recommend or implement any material changes in 2022 as a result of its most recent assessment, but has identified or implemented the following measures, among others, that it believes serve to mitigate any risks arising from our compensation policies and practices:

•	In fiscal 2023, we used performance measures under our ICP for all of our NEOs that tied rewards to the operational performance and efficiency of our business as it is actually realized. We believe that, because these metrics tied directly to the financial performance of our business, they also tie ultimately to the creation of long-term shareholder value. By focusing on our operational performance and efficiency, our ICP have created incentives for prudent investments in assets that are capable of providing strong long-term returns.
•	We have capped payouts under our ICP for our executive officers at 200%. We believe that capping the maximum annual cash incentive serves to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.
•	Our SAR, RSU and PSU awards under our LTI arrangements are subject to three-year vesting or performance periods, which we believe fosters employee retention and further helps to mitigate incentives to take short-term risks, while encouraging our employees to focus on our sustained growth over the long term. In addition, we have capped the payouts under the PSU awards at 200% of the target amount to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.
•	We have implemented stock ownership guidelines for certain executives, including our NEOs, which we believe help to focus our executives on long-term stock price appreciation and sustainability.
•	We maintain a recovery (clawback) policy requiring us to recoup incentive-based compensation paid to our executive officers on the basis of financial results that are subsequently subject to a material restatement. During 2023, the Board adopted a revised clawback policy that complies with NYSE listing standards adopted to implement compensation recovery rules issued by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, if we are required to prepare a qualifying accounting restatement, we must, subject to limited exceptions, recover from covered officers, including our NEOs, the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated amounts.
•	We have adopted a policy prohibiting our employees, including our NEOs, from trading in puts, calls and other derivative securities relating to our common stock. The prohibition includes the purchase of any financial instruments designed to hedge or offset any decease in the market value of our common stock. We also prohibit our employees, including our NEOs, from pledging common stock that they own as collateral to secure personal loans or other obligations.

In addition to the ICP discussed above, we maintain revenue-based sales incentive compensation programs for certain of our non-executive officer employees at select business units or functions. The eligible employees are generally engaged in sales functions and our general philosophy regarding their compensation is to provide a portion of their compensation on a variable basis to create incentives for them to bring in new customers and/or increase sales to existing customers. We designed the programs to limit the risks that participants will seek to increase their payouts through low-quality sales or short-term revenue accompanied by long-term costs or additional risks by capping the amount of compensation participants may earn under the programs and by not giving the individual participants final authority over which sales are accepted. We monitor the programs periodically to determine whether our risk-management objectives are being addressed by these features and intend to modify the programs if necessary to reflect changes to our risk profile.

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DIRECTOR COMPENSATION

The following table sets forth certain information relating to the compensation for our directors for the last fiscal year other than for Mr. Pinkham, who received no additional compensation for his service as director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jan A. Bertsch	78,750	160,057	238,807
Stephen M. Burt	120,000	160,057	280,057
Anesa T. Chaibi	114,375	160,057	274,432
Theodore D. Crandall (Chairperson, Audit Committee)	107,500	160,057	267,557
Christopher L. Doerr(2)	75,000		75,000
Michael P. Doss	76,250	160,057	236,307
Michael F. Hilton (Chairperson, Compensation and Human Resources Committee)	110,000	160,057	270,057
Rakesh Sachdev (Chairman)	256,250	160,057	416,307
Curtis W. Stoelting(3)	112,500	160,057	272,557
Robin A. Walker-Lee (Chairperson, Corporate Governance, Sustainability and Director Affairs Committee)	105,500	160,057	265,557

(1)	These amounts reflect the full grant date fair value of all stock awards granted during fiscal 2023, computed in accordance with FASB ASC Topic 718. As of December 31, 2023, none of our non-employee directors held outstanding option awards. As of December 31, 2023, each of our non-employee directors serving on such date held 1,245 outstanding restricted shares of common stock.
(2)	Mr. Doerr retired from our Board upon the expiration of his term at the Annual Meeting held on April 25, 2023.
(3)	Shared held in the Stoelting Family Trust dated February 15, 2023 over which Mr. Stoelting retains sole voting and investment power during his lifetime.

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board in the industry in which we operate. The equity portion of director compensation is designed to align directors’ interests with shareholders’ interests. The non-employee directors are currently paid the following fees:

•	Annual retainer fee of $105,000 for each director.
•	Annual retainer fee of $170,000 for the Chairman.
•	Annual retainer fee of $25,000 for the chair of the Audit Committee; $20,000 for the chair of the Compensation and Human Resources Committee; $15,000 for the chair of the Corporate Governance, Sustainability and Director Affairs Committee; and a $5,000 additional fee for service on more than one committee. Directors who served on our Transaction Committee during 2023 did not receive additional compensation for their service.
•	Shares of restricted stock with a fair value of approximately $160,000 on the grant date.

Each individual non-employee director serving on the Board on April 25, 2023, the date of our 2023 annual shareholders meeting, was awarded 1,245 shares of restricted stock with an effective grant date of May 10, 2023.

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REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

This report of the Compensation and Human Resources Committee has been presented by the following named directors currently comprising the Committee: Michael F. Hilton (Chairperson), Michael Doss and Rakesh Sachdev.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Human Resources Committee of the Board of Directors are Michael F. Hilton (Chairperson), Michael P. Doss and Rakesh Sachdev. There are no interlocks among the Committee members and the Company.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board is currently comprised of four directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by our Board.

Our Company’s management is responsible for our Company’s internal controls and the financial reporting process, including the system of internal controls. Our Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of our Company with management and Deloitte & Touche LLP (“Deloitte”), our Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee considered whether Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee discussed with our Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our Company’s internal controls and overall quality of our Company’s financial reporting.

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent registered public accounting firm referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report of the Audit Committee has been presented by the following named directors currently comprising the Committee: Theodore D. Crandall (Chairperson), Jan A. Bertsch and Stephen M. Burt.

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PROPOSAL 3
RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

Deloitte has served as our independent registered public accounting firm since 2002. The Audit Committee has selected Deloitte as our independent registered public accounting firm for fiscal 2024, and this selection is being presented to shareholders for ratification. Our Board recommends to the shareholders the ratification of the selection of Deloitte to audit the financial statements of our Company and our subsidiaries for fiscal 2024. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte as our independent registered public accounting firm for fiscal 2024.

If, prior to the Annual Meeting, Deloitte declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period after the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Deloitte, then the Audit Committee will consider it a direction to select another independent registered public accounting firm for fiscal 2024. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our Company and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Auditor Fees

During the fiscal years ended December 31, 2022 and December 31, 2023, we retained and paid Deloitte to provide audit and/or other services. The fees paid to Deloitte for the years ended December 31, 2022 and December 31, 2023, were as follows:

Audit Fees

Fees for audit services totaled $10,739,477 in 2023 and $7,888,753 in 2022. Audit fees included fees and expenses associated with the annual audit, assessment of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, the reviews of our registration statement on Form S-8 and statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services totaled $44,618 in 2023 and $9,814 in 2022. Audit-related fees included fees for services in connection with certain statutory filings.

Tax Fees

Fees for tax services totaled $3,804,657 in 2023 and $1,485,790 in 2022. Tax fees included fees for tax return preparation and reviews, tax consultations and tax advice and planning.

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All Other Fees

There were no such fees paid to Deloitte in 2023 or 2022.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees, Tax Fees and All Other Fees in 2023. The Audit Committee does not consider the provision of these non-audit services by the independent registered public accounting firm to be incompatible with maintaining auditor independence.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file with the SEC and with the NYSE reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of such reports furnished to us or written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2023, our directors and named executive officers complied with all applicable Section 16(a) filing requirements.

Delivery of Proxy Materials to Households

As described in the Notice of Internet Availability of Proxy Materials that you received, the Notice of Annual Meeting of Shareholders, this proxy statement and our 2023 Annual Report to Shareholders are available online at www.proxyvote.com.

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, 2023 Annual Report to Shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, 2023 Annual Report to Shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address may also request delivery of a single copy of the 2023 Annual Report to Shareholders or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify our Company of their requests by calling or writing to Thomas E. Valentyn, Executive Vice President and Secretary, Regal Rexnord Corporation, 111 W. Michigan Street, Milwaukee, Wisconsin, 53203, telephone number: (608) 364-8800.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals, commitments, and strategies and other ESG related information. Forward  looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “goal,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of the Company and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of the Company or any of its respective directors, executive officers or advisors provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur.

2024 Proxy Statement •

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SHAREHOLDER PROPOSALS

Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2025 annual meeting of shareholders must be received by us no later than November 13, 2024, to be included in our proxy materials for that meeting.

Our Company’s bylaws have featured proxy access since 2017. To be considered timely, a shareholder must give written notice, complying with the bylaws, to the Secretary of our Company not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the Annual Meeting. Under the bylaws, we must receive notice of a shareholder’s director nomination for the 2025 annual meeting of shareholders pursuant to the proxy access bylaw provision no sooner than October 14, 2024, and no later than November 13, 2024. If the notice is received outside that time frame, then we are not required to include the nominees in our proxy materials for the 2025 annual meeting of shareholders.

Further, a shareholder who otherwise intends to present business at the 2025 annual meeting of shareholders otherwise than pursuant to Rule 14a-8 or via the proxy access procedures (i.e., a proposal a shareholder intends to present at the 2025 annual meeting of shareholders, but does not intend to have included in our proxy materials) must comply with the requirements set forth in our Company’s bylaws. Among other things, to bring business before the 2025 annual meeting of shareholders, a shareholder must give written notice thereof, complying with the bylaws, to the Secretary of our Company not less than 45 days and not more than 70 days prior to the first anniversary of the date that this proxy statement was first mailed to shareholders. This proxy statement was first mailed to shareholders on March 13, 2024. Under the bylaws, if we do not receive notice of a shareholder proposal submitted (otherwise than pursuant to Rule 14a-8) between January 2, 2025 and January 27, 2025, then the notice will be considered untimely, and we will not be required to present such proposal at the 2025 annual meeting of shareholders. If our Board nonetheless chooses to present such proposal at the 2025 annual meeting of shareholders, then the persons named in proxies solicited by our Board for the 2025 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by our Company’s bylaws and Rule 14a-19 under the Securities Exchange Act of 1934 no later than January 27, 2025.

By Order of the Board of Directors

REGAL REXNORD CORPORATION

Thomas E. Valentyn

Executive Vice President and Secretary

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for 2023. You may obtain a copy of the Form 10-K by writing to Thomas E. Valentyn, Executive Vice President and Secretary, Regal Rexnord Corporation, 111 W. Michigan Street, Milwaukee, Wisconsin 53203 or on our Company’s website at www.regalrexnord.com.

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Regal Rexnord Corporation
111 W. Michigan Street
Milwaukee, WI 53203
608-364-8800

regalrexnord.com

"Regal Rexnord" is not indicative of legal entity.
Regal Rexnord is a trademark of Regal Rexnord Corporation or one of its affiliated companies.
© 2024 Regal Rexnord Corporation, All Rights Reserved. MCB24016E • Form# MB0183E

Creating A Better Tomorrow

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SCAN TO
VIEW MATERIALS & VOTE

REGAL REXNORD CORPORATION
111 W. MICHIGAN STREET
MILWAUKEE, WI 53203

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and mail it in the postage-paid envelope we provided in time for it to be received by 6:00 P.M. Eastern Time, Friday, April 19, 2024 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 6:00 P.M. Eastern Time, Friday, April 19, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32593-P00768

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGAL REXNORD CORPORATION

The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals 2 and 3.

Election of Directors

1. The election of directors whose terms would expire in 2025.

		For	Against	Abstain
1a.	Jan A. Bertsch	☐	☐	☐
1b.	Stephen M. Burt	☐	☐	☐
1c.	Anesa T. Chaibi	☐	☐	☐
1d.	Theodore D. Crandall	☐	☐	☐
1e.	Michael P. Doss	☐	☐	☐
1f.	Michael F. Hilton	☐	☐	☐
1g.	Louis V. Pinkham	☐	☐	☐
1h.	Rakesh Sachdev	☐	☐	☐
1i.	Curtis W. Stoelting	☐	☐	☐
1j.	Robin A. Walker-Lee	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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REGAL REXNORD CORPORATION

Dear Shareholder:

You are cordially invited to attend the Regal Rexnord Corporation Annual Meeting of Shareholders to be held at 8:00 A.M. Central Time on Tuesday, April 23, 2024. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting.

Whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the meeting and voting in person.

Sincerely,

REGAL REXNORD CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V32594-P00768

PROXY

REGAL REXNORD CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Louis V. Pinkham and Thomas E. Valentyn or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL REXNORD CORPORATION (the "Company") held of record by the undersigned as of the close of business on March 1, 2024 at the Annual Meeting of Shareholders to be held on April 23, 2024, at 8:00 A.M. Central Time, in the Rosemont Ballroom at the Chicago Marriott Suites O'Hare located at 6155 N. River Road, Rosemont, Illinois 60018 or any adjournment or postponement thereof (the "Annual Meeting").

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark, sign, date and return this card promptly using the enclosed envelope.

SEE REVERSE SIDE

Continued and to be signed on Reverse Side

SEE REVERSE SIDE